As filed with the Securities and Exchange Commission on July 12, 2017

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PURA NATURALS, INC.
 (Exact Name of Registrant as Specified in its Charter)

Colorado	3949	22-2983783
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100
Lake Forest, CA 92630

 (855) 326-8537
(Address, including Zip Code, and Telephone Number,
 including Area Code, of Registrant's Principal Executive Offices)

Robert Doherty
1848 South Lamar Ct.
Lakewood, CO 80232

(855) 326-8537
(Name, Address, including Zip Code, and Telephone Number,
 including Area Code, of Agent for Service)

Copy to:
Scott Kline, Esq. Kline Law Group P.C. 15615 Alton Pkwy, Ste. 450 Irvine, CA 92618 Tel. (949) 271-6355

Approximate date of commencement of proposed sale to the public: Upon after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company", and "emerging growth company", in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if smaller reporting company)	Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said section 8(A), may determine.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share	5,000,000	$0.72	$3,600,000	$417.24

(1)
The shares of our common stock being registered hereunder are being registered for resale by the selling stockholder, as defined in the accompanying prospectus, pursuant to an equity purchase agreement.

(2)
Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3)
Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the bid and asked prices of the Registrant's common stock reported on the OTCQB on June 30, 2017.

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 12, 2017

PURA NATURALS, INC.

5,000,000 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of 5,000,000 shares of the Common Stock of Pura Naturals, Inc., a Colorado corporation (the "Company", "PNAT," "we," "us," and "our"), by Mammoth Corporation, whom we refer to in this document as "Mammoth" or the "selling stockholder." The shares being registered herein are issuable pursuant to an equity purchase agreement (the "Purchase Agreement") that we entered into with Mammoth on April 12, 2017.

Pursuant to the Purchase Agreement, from the date that the Securities and Exchange Commission declares this Registration Statement effective (the "Effective Date") until the two-year anniversary thereof, we can sell, from time to time, up to an aggregate of 5,000,000 shares of our Common Stock to Mammoth. The Company will control the timing and amount of future sales, if any, subject to the terms of the Purchase Agreement. The purchase price of the shares that may be sold to Mammoth under the Purchase Agreement will be equal to a 25% discount (assuming delivery of shares by Deposit/Withdrawal at Custodian ("DWAC") run by the Depository Trust Company ("DTC")) to the Market Price, which must be at least $0.50, and which is the average of the three lowest closing bid prices for the Company's Common Stock for the time period beginning five trading days immediately preceding our request for Mammoth to purchase the shares and ending on the Date the shares are Delivered to Mammoth's brokerage account free of any restrictions.  In the event we are unable to deliver the shares electronically the Discount will be increased to 30% and if there is a delay of more than five days in delivering the shares after our request, the amount we receive will be reduced depending on how late the delivery of the shares is..

Because the actual date and price per share for the Company's put right under the Purchase Agreement is unknown, the actual purchase price for the shares is unknown and there is no maximum amount of our shares that may be issued by the Company pursuant to the Purchase Agreement, except that the number of shares sold cannot exceed the number of shares Registered in this Registration Statement, or any amendment to this Registration Statement. Please refer to the section of this prospectus titled "Description of Purchase Agreement" for a more complete discussion of the Purchase Agreement and the terms by which we may issue additional shares of our common stock.  Please refer to the section of this prospectus titled "Selling Stockholders" for additional information regarding the selling stockholder.

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from Mammoth's sale of these shares. We will, however, receive proceeds from the sale, if any, of securities to Mammoth by exercising our put right under the Purchase Agreement.

Mammoth may sell our common stock from time to time in the market on which our stock trades at the prevailing market price or in negotiated transactions. See "Plan of Distribution" for more information about how Mammoth may sell the shares of common stock being registered pursuant to this prospectus. Any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. Mammoth has informed us that it is not a broker-dealer, is not an affiliate of a broker dealer, and does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. We have paid and will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern. We expect that we will need approximately $5,000,000 in capital to continue as a going concern for the next twelve months from the date of this prospectus. We intend to raise capital to fund our operations through sale of our common stock to Mammoth under the Purchase Agreement, and through other private placements of our Common Stock.

Our stock is currently traded on the OTC market of the NASDAQ stock exchange under the symbol "PNAT."  Shares traded under the PNAT symbol are deemed to be unrestricted by the OTC market.  The closing price of the Company's shares on June 30, 2017, was $0.72 per share.  At present, there is a limited market for our Common Stock in the OTC market.

We are an "emerging growth company" as the term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for future filings.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 8 of this prospectus for a discussion that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pura Naturals, Inc.
The date of this prospectus is July 12, 2017.

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, prospects, financial condition and results of operations may have changed since that date.

Information contained in, and that can be accessed through our web site, www.puranaturalsproducts.com, does not constitute part of this prospectus.

The Pura Naturals logo is a registered trademark of Pura Naturals, LLC. All other trademarks and service marks appearing in this prospectus are the property of their respective holders.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management's estimates and assumptions relating to such industries based on that knowledge). Management's knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the Company has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision, especially the "Risk Factors" and the financial statements and the related notes. Unless the context provides otherwise, all references herein to "PNAT", the "Company", "we", "our" and "us" refer to Pura Naturals, Inc.

Business Overview

Pura Naturals, Inc. (the "Company") markets and sells a line of environmentally conscious cleaning products based on the BeBetterFoam® technology platform.  Our line of consumer sponge products include products designed specifically for kitchen and bathroom use, outdoor hobbies (fishing and boating, spas and pools) and industrial use.  We market and sell our products through our operating subsidiary Pura Naturals, Inc., a Delaware corporation ("PURA").  All our products are manufactured by our partner Advanced Innovative Recovery Technologies, Inc. ("AIRTech"), a significant shareholder of PURA. Our principal executive offices are located at 23101 Lake Center Drive, Suite 100, Lake Forest, CA 92630.  Our telephone number is (855) 326-8537.

PURA was formed in 2013.  The inspiration for the Company's creation was the Gulf of Mexico oil spill in 2010. This massive spill released over 200 million gallons of oil along the Gulf Coast, making it one of the worst oil disasters in history. The immediate impact on the environment and wildlife was devastating. PURA partnered with AIRTech to create a revolutionary and proprietary bio-based foam that could help clean up spills like the one that occurred in the Gulf.  This non-toxic foam, called BeBetterFoam®, is made from renewable resources instead of petroleum.

The Bath & Body line and household (including kitchen) sponges are Oleophilic, which means, among other things, that they absorb oil, grease and grime, and remove impurities from skin (cleansing and applying/removing make-up), is latex-free.  PURA products are also non-toxic, contain Plant-Based/ renewable resources, have a carbon-negative footprint (remove more carbon than created), contain no petroleum by-products, use no adhesives or glues, and are infused with soap that is 100% Natural, bio-degradable, sustainable, Vegan, gluten-free, containing botanicals and essential oils; SLS-, Sulfate, Paraben-, and BPA- Free.

Pura Marine, the Marine Division of Pura Naturals, offers biologically-based oil-absorbent technologies to the commercial and consumer markets. Working alongside industrial partners, Pura Marine has developed environmentally sustainable oil spill prevention products and solutions targeted towards the marine oil transport, oil refining and trucking industries. Pura Marine also provides plant-based foam products to the recreational boating and fishing industries.

The BeBetterFoam® is hydrophobic, which means it resists and does not support bacteria.  PURA believes that the BeBetterFoam® also is up to 40 times stronger than the leading kitchen sponge brand.  BeBetterFoam® is a unique, proprietary polymer process technology that is protected by a trade secret, completely owned by Pura through an acquisition transaction with AIRTech in May 2017, and we believe this technology is incapable of being reverse engineered.

Summary of the Risks That We Face

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the "Risk Factor" section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to:
•	we have a brief operating history of only four years;
•	we have a history of losses and we may never achieve profitability;
•	we do not manufacture our own products;
•	our management also is employed and/or directors of AIRTech;
•	our industry is highly competitive, and competition presents an ongoing threat to the success of our business;
•	our margins fluctuate, which leads to uncertain profits;
•	we compete with well-established companies with significantly more resources; and
•	there is a limited market for our common stock.

The Offering

This prospectus relates to the offer and sale from time to time of up to 5,000,000 shares of our Common Stock by Mammoth Corporation ("Mammoth"). The shares being registered herein are shares issuable pursuant to an equity purchase agreement (the "Purchase Agreement") that we entered into with Mammoth on April 12, 2017.

Pursuant to the Purchase Agreement, from the date that the Securities and Exchange Commission declares this registration statement effective (the "Effective Date") until the two-year anniversary thereof, we can sell, from time to time, up to an aggregate of 5,000,000 shares of our Common Stock to Mammoth. The Company will control the timing and amount of future sales, if any, subject to the terms of the Purchase Agreement. The purchase price of the shares that may be sold to Mammoth under the Purchase Agreement will be equal to a 25% discount (assuming delivery of shares by Deposit/Withdrawal at Custodian ("DWAC") run by the Depository Trust Company ("DTC")) to the Market Price, which must be at least $0.50, and which is the average of the three lowest closing bid prices for the Company's Common Stock for the time period beginning five trading days immediately preceding our request for Mammoth to purchase the shares and ending on the Date the shares are Delivered to Mammoth's brokerage account free of any restrictions.  In the event we are unable to deliver the shares electronically the Discount will be increased to 30% and if there is a delay of more than five days in delivering the shares after our request, the amount we receive will be reduced depending on how late the delivery of the shares is.

Because the actual date and price per share for the Company's put right under the Purchase Agreement is unknown, the actual purchase price for the shares is unknown and there is no maximum amount of our shares that may be issued pursuant to the Purchase Agreement. Accordingly, we caution readers that, although we are registering up to 5,000,000 shares, the number of shares actually issued under the Purchase Agreement may be substantially greater than the number registered.  Please refer to the section of this prospectus titled "Description of Purchase Agreement" for a more complete discussion of the Purchase Agreement and Note and the terms by which we may issue additional shares of our common stock. Please refer to the section of this prospectus titled "Selling Stockholders" for additional information regarding the selling stockholder.

As of June 30, 2017, there were 33,822,038 shares of our Common Stock outstanding, of which 16,253,706 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $10,000,000, an aggregate of 5,000,000 shares of our Common Stock are being offered under this prospectus.  If all of the 5,000,000 shares registered under this prospectus were issued and outstanding as of June 30, 2017, such shares would represent approximately 15% of the total number of shares of our Common Stock outstanding, and 31% of the total number of outstanding shares held by non-affiliates, in each case as of June 30, 2017.

If we elect to issue and sell more than the 5,000,000 shares offered under this prospectus to Mammoth, which we have the right, but not the obligation, to do, under the Purchase Agreement, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Mammoth is dependent upon the number of shares we sell to them under the Purchase Agreement, which is dependent on the market price of our common stock.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Mammoth.

Securities Offered

Common stock offered by the selling stockholder:	5,000,000 shares

Common stock outstanding prior to the offering:	33,822,038 shares (1)

Common stock to be outstanding after giving effect to the total issuance of 5,000,000 shares to Mammoth under the Purchase Agreement registered hereunder:	33,822,038 shares (1)

Use of proceeds:
We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder in this offering. However, we may receive up to an aggregate of $10,000,000 from sales of shares to Mammoth under the Purchase Agreement, including shares not registered hereby. Any proceeds that we receive from sales to Mammoth under the Purchase Agreement will be used to market our products and for general corporate purposes. See "Use of Proceeds."

Risk factors:	This investment involves a high degree of risk. See "Risk Factors" on page 8 for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets (OTCQB) symbol:	PNAT

(1)
Based on 33,822,038 shares of common stock outstanding on July 3, 2017, and excludes (i) 1,156,250 shares of our common stock underlying outstanding options with a weighted average exercise price of $0.001 per share, and (ii) shares of common stock underlying a $570,000 convertible note (the "Note") issued to Mammoth on April 12, 2017.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business", contains forward-looking statements that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new  products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as "may", "will", "should", "could", "would", "predicts", "potential", "continue", "expects", "anticipates", "future", "intends", "plans", "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

RISK FACTORS

Our business faces many risks and an investment in our common stock involves significant risks. Prospective investors are strongly encouraged to consider carefully the risks described below, as well as other information contained herein before investing. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. If any of the events or circumstances described in this section occurs, our business, financial condition or results of operations could suffer. Prospective investors in our common stock should consider the following risks before deciding whether to purchase shares of our common stock.

Risks Related to the Company and Our Business

There is substantial doubt about our ability to continue as a going concern.

We have not generated any profit from operations since our inception. We expect our operating expenses will increase over the next 12 months to continue our development activities. Based on our average monthly expenses and current burn rate, we estimate we will need to raise an additional $5,000,000 to $10,000,000 over the next 24 months. This amount could increase if we encounter difficulties that we cannot anticipate at this time or if we acquire other businesses. As of the date of this filing, we had cash and cash equivalents of approximately $12,500.  We do not expect to raise significant capital through debt financing from traditional lending sources since we are not currently generating a profit from operations. Therefore, we only expect to raise money through equity financing via the sale of our common stock or equity-linked securities such as convertible debt. If we cannot raise the money that we need in order to continue to operate our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail. If we are unsuccessful in raising additional financing, we may need to curtail, discontinue or cease operations.

In addition to securities that have been or may be in the future issued to Mammoth under the Purchase Agreement, the Company currently has outstanding options and convertible notes, the exercise and conversion of which may be expected to dilute the value of our shares.

The Company has issued options and if those are exercised, the issuance of up to 1,156,250 shares of common stock of the Company may dilute the value of shares held by existing shareholders, although only 416,250 shares are currently vested.  In connection with the Purchase Agreement, we issued Mammoth a convertible promissory note (the "Note"), which matures nine months from the date of issuance or January 7, 2018. Mammoth has the right to convert all or any portion of the balance of the Note beginning six months after the issuance date, at a conversion price per share of seventy-five percent (75%) of the average of the three lowest closing bids during the five trading days for the time period beginning immediately preceding and including the date of conversion (as defined and calculated pursuant to the Note) and ending on the date the shares are delivered to Mammoth's brokerage free of any restrictions. There is no minimum conversion price.

We have limited operating history of the company's new direction; No assurance of profitability; anticipated losses.

We have a limited operating history with PURA and, accordingly, have a limited operating history on which to base an evaluation of our business. Our business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets which involve technology. Our proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise. Accordingly, the likelihood of our success must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the starting and expansion of a business and the relatively competitive environment in which we will operate. Unanticipated delays, expenses and other problems such as setbacks in product development, product manufacturing, and market acceptance are frequently encountered in establishing a new business such as ours. There can be no assurance that the Company will be successful in addressing such risks, and any failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

Because of our limited operating history, we have limited historical financial data on which to base planned operating expenses. Accordingly, our expense levels, which are, to a large extent, variable, will be based in part on our expectations of future revenues. As a result of the variable nature of many of our expenses, we may be unable to adjust spending in a timely manner to compensate for any unexpected delays in the development and marketing of our products or any subsequent revenue shortfall. Any such delays or shortfalls will have an immediate adverse impact on our business, operating results and financial condition.

The Company has not achieved profitability on a quarterly or annual basis to date. To the extent that net revenue does not grow at anticipated rates or that increases in its operating expenses precede or are not subsequently followed by commensurate increases in net revenue, or that the Company is unable to adjust operating expense levels accordingly, the Company's business, results of operations and financial condition will be materially and adversely affected. There can be no assurance that the Company's operating losses will not increase in the future or that the Company will ever achieve or sustain profitability.

We may need to raise additional funds in the future that may not be available on acceptable terms or at all.

We may consider issuing additional debt or equity securities in the future to fund our business plan, for potential acquisitions or investments, or for general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to obtain financing on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities or respond to competitive pressures.

Our margins fluctuate which leads to further uncertainty in our profitability model.

While the Company will have the potential ability to negotiate prices that benefit its clients and affect its profitability as it garners market-share and increases its book of business, margins in the energy business are fluid, and the Company's margins vary based upon the supplier and the customer. This will lead to continued uncertainty in margins from quarter to quarter.

If demand for our products does not develop as expected our projected revenues and profits will be affected.

Our future profits are influenced by many factors, including economics, and will be predicated on a stable and/or growing market and consumption of health / beauty, cleaning and marine products. We believe, and our growth expectations assume, that the markets for our suite of products will continue to grow, that we will increase our penetration of these markets and that our anticipated revenue from selling into this market will continue to increase. If our expectations as to the size of these markets and our ability to sell our products and services in this market are not correct, our revenue may not materialize and our business will be harmed.

Operating results may fluctuate and may fall below expectations in any fiscal quarter.

Our operating results are difficult to predict and are expected to fluctuate from quarter to quarter due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results or future predictions prepared by the Company as an indication of our future performance. If our revenue or operating results fall in any period, the value of our common stock would likely decline.

Factors that may cause our operating results to fluctuate include:

•	our ability to arrange financing for operations;
•	our ability to acquire products to resell to our customers;
•	changes in federal, state and local government policies and programs
•	the timing of orders where we recognize revenue on a percentage of completion basis;
•	a customer's decision to delay our work, on or other risks involved with, a particular order;
•	availability and costs of labor and equipment;
•	the addition of new customers or the loss of existing customers;
•	the size and scale of new customers;
•	our ability to control costs, including operating expenses;
•	changes in the mix of our products;
•	the length of our sales cycle;
•	the productivity and growth of our sales force;
•	changes in pricing by us or our competitors, or the need to provide discounts to win business;
•	costs related to the acquisition and integration of companies or assets;
•	general economic trends or geopolitical events such as war or incidents of terrorism; and
•	future accounting pronouncements and changes in accounting policies.

Our business is at risk if we lose key personnel or is unable to attract and integrate additional skills personnel.

The success of our business depends in large part on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly experienced management team and specialized workforce, including engineers, project management, and business development and sales professionals. Competition for personnel, particularly those with expertise in the consumer goods industries, is high, and identifying candidates with the appropriate qualifications can be costly and difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate.

In the event, we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing orders in accordance with customer schedules and pricing, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new customers / orders. Further, any increase in demand for personnel may result in higher costs, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

Our future success is particularly dependent on the vision, skills, experience and effort of our senior management team, including our executive officers and our president and chief executive officer. If we were to lose the services of any of our executive officers or key employees, our ability to effectively manage our operations and implement our strategy could be harmed and our business may suffer.

We operate in a highly competitive industry and competitors may compete more effectively.

Many of our competitors have longer operating histories and greater resources than us, and could focus their substantial financial resources to develop a competing business model, develop products or services that are more attractive to potential customers than what we offer or convince our potential customers that they should require financing arrangements that would be impractical for smaller companies to offer. Our competitors may also offer products at prices below cost and/or devote significant sales forces to competing with us or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers; cause us to lower our prices in order to compete, and reduce our market share and revenue, any of which could have a material adverse effect on our financial condition and operating results. We can provide no assurance that we will continue to effectively compete against our current competitors or additional companies that may enter our markets.

We may be unable to manage our growth effectively.

We expect our business and operations to expand rapidly and we anticipate that further expansion of our organization and operations will be required to achieve our expectations for future growth. In addition, in order to manage our expanding operations, we will also need to improve our management, operational and financial controls and our reporting systems and procedures. All of these measures will require significant expenditures and will demand the attention of management. If we do not continue to enhance our management personnel and our operational and financial systems and controls in response to growth in our business, we could experience operating inefficiencies that could impair our competitive position and could increase our costs more than we had planned. If we are unable to manage growth effectively, our business, financial condition and operating results could be adversely affected.

We plan to expand our business, in part, through future acquisitions.

We plan to use acquisitions of companies or assets to expand our capabilities, expand our geographic markets, add experienced management and increase our product offerings. However, we may be unable to implement this growth strategy if we cannot identify suitable acquisition candidates, reach agreement with acquisition targets on acceptable terms or arrange required financing for acquisitions on acceptable terms. In addition, the time and effort involved in attempting to identify acquisition candidates and consummate acquisitions may divert members of our management from the operations of our company.

Any future acquisitions could disrupt business.

Historically, we have not made any acquisitions as part of our growth strategy.  However, we plan to use acquisitions of companies or assets to expand our project skill-sets and capabilities, expand our geographic markets, add experienced management and increase our product and service offerings. Yet, we may be unable to implement this growth strategy if we cannot identify suitable acquisition candidates, reach agreement with acquisition targets on acceptable terms or arrange required financing for acquisitions on acceptable terms. In addition, the time and effort involved in attempting to identify acquisition candidates and consummate acquisitions may divert members of our management from the operations of our company.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including:

•	the purchase price we pay could significantly deplete our cash reserves or result in dilution to our existing stockholders;
•	we may find that the acquired company or assets do not improve our customer offerings or market position as planned;
•	we may have difficulty integrating the operations and personnel of the acquired company;

•		key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;
•		we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;
•
we may assume or be held liable for risks and liabilities as a result of our acquisitions, some of which we may not discover during our due diligence or adequately adjust for in our acquisition arrangements;

•		we may incur one-time write-offs or restructuring charges in connection with the acquisition;
	o	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and
•		we may not be able to realize the cost savings or other financial benefits we anticipated.

These factors could have a material adverse effect on our business, financial condition and operating results.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, and the anticipated benefits of those acquisitions may never be realized.

As a part of our business strategy, we may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no acquisitions or investments are currently pending. Any future acquisitions would be accompanied by risks such as:

·	difficulties in assimilating the operations and personnel of acquired companies;
·	diversion of our management's attention from ongoing business concerns;
·	our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products;
·	additional expense associated with amortization of acquired assets;
·	charges at the time of acquisitions related to the expensing of process research and development;
·	dilution to existing shareholders should the Company raise additional equity;
·	maintenance of uniform standards, controls, procedures and policies; and
·	impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management personnel.

We cannot guarantee that we will be able to successfully integrate any business, products, technologies or personnel that we might acquire in the future, and our failure to do so would have a material adverse effect on our business, financial condition and operational results.

International operations could expose business to additional risks.

We expect to generate a portion of sales outside the United States in the future. International expansion and sales is one of our growth strategies, and we expect our revenue and operations outside of North America will expand in the future. These operations will be subject to a variety of risks that we do not face in the United States including:

·	increased travel, infrastructure and legal and compliance costs associated with multiple international locations;
·	additional withholding taxes or other taxes on our foreign income, and tariffs or other restrictions on foreign trade or investment;
·	imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements, many of which differ from those in the United States;
·	increased exposure to foreign currency exchange rate risk;
·	longer payment cycles for sales in some foreign countries and potential difficulties in enforcing contracts and collecting accounts receivable;
·	difficulties in repatriating overseas earnings;
·	general economic conditions in the countries in which we operate; and
·	political unrest, war, incidents of terrorism or responses to such events.

Our overall success in international markets will depend, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be successful in developing and implementing policies and strategies that will be effective in managing these risks in each country where we do business. Our failure to manage these risks successfully could harm our international operations, reduce our international sales and increase our costs, thus adversely affecting our business, financial condition and operating results.

Insurance and contractual protections may not always cover lost revenue.

Although we possess insurance, warranties from suppliers, and subcontractors obligations to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance, warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

We rely on outside consultants, employees, manufacturers and suppliers.

We will rely on the experience of outside consultants, employees, manufacturers and suppliers. In the event that one or more of these consultants or employees terminates employment with the Company, or becomes unavailable, suitable replacements will need to be obtained and there is no assurance that such employees or consultants could be obtained under conditions favorable to us.

We depend substantially on collaboration with our Manufacturing/Licensing partner.

We do not have in-house research facilities and, as a consequence, we must rely on collaboration agreements with industry partners, including Advanced Innovative Recovery Technologies, Inc. (AIRTech) and Level Naturals, in order to develop, research, produce and commercialize our products.

We rely on Strategic relationships to promote our products.

We will rely on strategic partnerships with outside companies and individuals to promote and supply certain of our products, thus making the future success of our business particularly contingent on the efforts of other parties. An important part of our strategy is to promote acceptance of our products through technology and product alliances with certain distributors who we feel could assist us with our promotion strategies. Our dependence on outside distributors, however, raises potential risks with respect to the future success of our business. Our success is dependent on the successful completion and commercial deployment of our products and services and on the future commitment of our distributors to our products and technology.

We rely on a small number of key suppliers.

We will rely on key vendors and suppliers to provide high quality products and services on a consistent basis. The Company uses outside assembly facilities and contract manufacturers to produce quantities of materials these include, manufacturing facilities, warehouses, shippers, testing facilities and other critical vendor partners. The future success of the Company is contingent on the efforts and performance of these suppliers. Although in the past we have obtained adequate quantities of raw materials and finished product on acceptable terms to meet our requirements, we may have difficulty in locating or using alternative resources should supply problems arise with the current suppliers. An interruption or reduction in the source of supply of any of the component materials, or an unanticipated increase in vendor prices, could materially affect our operating results and damage customer relationships as well as our business.

Our management also is employed and/or directors of AIRTech and may face conflicting fiduciary duties.

Our Chief Executive Officer, Robert Doherty, and our Secretary, Robert Switzer, are directors of PURA, and also officers and directors of AIRTech.  Mr. Doherty devotes approximately seventy percent (70%) of his full working time to operations and management of our Company, and Mr. Switzer devotes approximately seventy percent (70%) of his full working time to operations and management.  As a result, the implementation of our business plans may be impeded. Both Mr. Doherty and Mr. Switzer currently provides services to AIRTech and, in fact, are officers of AIRTech, and devote approximately thirty percent (30%) of their working time to that business. As a result of this additional obligation and time commitment, Mr. Doherty and Mr. Switzer may have actual or potential conflicts of interest, particularly because AIRTech, as the Company's primary manufacturing partner, may occasionally have interests that are contrary to the interests of the Company.  In addition, they each may have limited time in which to devote to our operations, which may slow our operations and may harm our financial results and as a result, we may not be able to continue with our operations. Additionally, if Mr. Doherty became unable to handle the daily duties of the Chief Executive Officer on his own, we may not be able to hire additional qualified personnel to replace him in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

We may not generate sufficient revenues to operate at profitable levels or generate positive cash flow.

There can be no assurance that our proposed operations will result in sufficient revenues to enable us to operate at profitable levels or to generate positive cash flow. As a result of the Company's limited operating history and the nature of the markets in which it competes, the Company may not be able to accurately predict its revenues. Any failure by the Company to accurately make such predictions would have a material adverse effect on the Company's business, results of operations and financial condition. Further, the Company's current and future expense levels are based largely on its investment plans and estimates of future revenues. The Company expects operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside of the Company's control. Factors that may adversely affect the Company's operating results include, among others, demand for the products of the Company, the budgeting cycles of potential customers, lack of enforcement of or changes in governmental regulations or laws, the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations, the introduction of new or enhanced products and services by the Company or its competitors, the timing and number of new hires, changes in the Company's pricing policy or those of its competitors, the mix of products, increases in the cost of raw materials, technical difficulties with the products, incurrence of costs relating to future acquisitions, general economic conditions, and market acceptance of the company's products. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company's business, results of operations and financial condition. Any seasonality is likely to cause quarterly fluctuations in the Company's operating results, and there can be no assurance that such patterns will not have a material adverse effect on the Company's business, results of operations and financial condition. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

If we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations.

In order to successfully implement and manage our business plan, we will depend upon, among other things, successfully recruiting and retaining qualified personnel having experience in the consumer goods industry. Competition for qualified individuals is intense. We may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could suffer.

Future growth could strain our resources, and if we are unable to manage our growth, we may not be able to successfully implement our business plan.

We hope to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This will require that we hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

If we fail to protect our intellectual property, our planned business could be adversely affected.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Unauthorized use of our proprietary technology could harm our business. Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action.

We may be subject to lawsuits related to products we purchase from our suppliers or the services performed by our providers.

In the future, we may be a party to, or may be otherwise responsible for, pending or threatened lawsuits or other claims related to products we purchase from our approved manufacturers and suppliers. We intend to require our approved providers to have product liability insurance, but there can be no assurance that such product liability insurance will be sufficient to protect us against potential liability. Additionally, there is no certainty that we will not be named in an action for product liability. Such cases and claims may raise difficult and complex factual and legal issues and may be subject to many uncertainties and complexities, including, but not limited to, the facts and circumstances of each particular case or claim, the jurisdiction in which each suit is brought, and differences in applicable law. Upon resolution of any pending legal matters or other claims, we may incur charges in excess of established reserves. Product liability lawsuits and claims, safety alerts or product recalls in the future, regardless of their ultimate outcome, could have a material adverse effect on our business and reputation and on our ability to attract and retain customers and joint venture partners. Our business, profitability and growth prospects could suffer if we face such negative publicity.

Risks Related to Our Products

We face a risk of defective products and, as a result, a damaged reputation.

If any of our products contain defects, or have reliability, quality or compatibility problems, our reputation could be damaged significantly and customers might be reluctant to use our products, which could result in the loss of revenues. We may have to invest significant capital and other resources to correct these problems. Such expenditures to correct defects and the effect on our reputation could have a material adverse effect on the business, financial condition and results of operations of the Company.

We face the risk of product liability claims and uninsured losses.

We face an inherent business risk of exposure to product liability claims in the event that the use of our technology or products is alleged to have resulted in adverse effects. To date, no claim for damages has been asserted against the Company. There can be no assurance that liability claims will not exceed the coverage limits of any policies purchased by the Company or that such insurance will continue to be available on commercially reasonable terms or at all. If the Company does not or cannot maintain sufficient liability insurance, its ability to operate may be significantly impaired. In addition, liability claims could have a material adverse effect on the business, financial condition and results of operations of the Company.

We have comprehensive insurance, including liability, fire, and extended coverage. Certain losses of a catastrophic nature such as from floods, tornadoes, thunderstorms and earthquakes are uninsurable or not economically insurable. Such "Acts of God," work stoppages, regulatory actions or other causes, could interrupt operations and adversely affect our business.

It is incumbent upon us to keep up with technological change so that our products can maintain their demand in the marketplace.

There can be no assurance that our competitors will not succeed in developing or marketing products or technologies that are more effective and/or less costly and which render the Company's products obsolete or non-competitive. In addition, new technologies and procedures could be developed that replace or reduce the value of our products. Our success will depend in part on our ability to respond quickly to technological changes through the development and introduction of new products and to successfully market these products. There can be no assurance that new product development efforts will result in any commercially successful products. A failure to develop and successfully market new products could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Market

Recent global economic trends could adversely affect our business, liquidity and financial results.

Recent global economic conditions, including a disruption of financial markets, could adversely affect us, primarily through limiting our access to capital. In addition, the continuation or worsening of general market conditions in economies important to our businesses may adversely affect our clients' level of spending and ability to obtain financing, leading to us being unable to generate the levels of sales that we require. Current and continued disruption of financial markets could have a material adverse effect on the Company's business, financial condition, results of operations and future prospects.

Risks Related to Intellectual Property

Costly litigation may be necessary to protect our intellectual property rights and we may be subject to claims alleging the violation of the intellectual property rights of others.

We may face significant expense and liability as a result of litigation or other proceedings relating to patents and other intellectual property rights of others. In the event that another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by us in pending applications, we may be required to participate in an interference proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome were favorable to us. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

The cost to us of any patent litigation or other proceeding relating to our licensed patents or patent applications, even if resolved in our favor, could be substantial. Our ability to enforce our patent protection could be limited by our financial resources, and may be subject to lengthy delays.

A third party may claim that we are using inventions claimed by their patents and may go to court to stop us from engaging in our normal operations and activities, such as research, development and the sale of any future products. Such lawsuits are expensive and would consume time and other resources. There is a risk that the court will decide that we are infringing the third party's patents and will order us to stop the activities claimed by the patents, redesign our products or processes to avoid infringement or obtain licenses (which may not be available on commercially reasonable terms). In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents.

Moreover, there is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may, in the future, assert other intellectual property infringement claims against us with respect to our product candidates, technologies or other matters.

We rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

Although we believe that we take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we employ them, the agreements can be difficult and costly to enforce. Although we seek to obtain these types of agreements from our contractors, consultants, advisors and research collaborators, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our products. If a dispute arises, a court may determine that the right belongs to a third party. In addition, enforcement of our rights can be costly and unpredictable. We also rely on trade secrets and proprietary know-how that we seek to protect in part by confidentiality agreements with our employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we still face the risk that:

●	these agreements may be breached;

●	these agreements may not provide adequate remedies for the applicable type of breach;

●	our trade secrets or proprietary know-how will otherwise become known; or

●	our competitors will independently develop similar technology or proprietary information.

If we are unable to protect our intellectual property adequately, our business and commercial prospects will suffer.

Other parties may claim that our products  infringe on their proprietary and perhaps patent protected rights. We may be subject to claims and costly legal proceedings regarding alleged infringement by us of the intellectual property rights and patents of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages. In the event that our patents do not fully protect us, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. However, such licenses may not be available on terms acceptable to us or at all. In addition, we may not be able to obtain or utilize on terms that are favorable to us, or at all, licenses or other rights with respect to intellectual property we do not own.

Risks Relating to This Offering and an Investment in Our Common Stock

Risks Relating to Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 500,000,000 shares of our common stock, with a par value of $0.001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more companies or products and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change of control of our company.

Trading of our stock is restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority ("FINRA") has rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our stock.

The price of our common stock may be negatively impacted by factors that are unrelated to our operations.

Although our common stock is currently listed for quotation on the OTC Markets and a market is established and trading has begun, trading through the OTCQB is frequently thin and highly volatile. There is no assurance that a sufficient market will continue in our stock, in which case it could be difficult for stockholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends, and currently do not intend to pay any dividends for the foreseeable future. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock's price. This may never happen and investors may lose all of their investment in our company.

If and when a larger trading market for our common stock develops, the market price of our common stock is still likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

•	variations in our revenues and operating expenses;
•
actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our ordinary shares, other comparable companies or our industry generally;

•	market conditions in our industry and the economy as a whole;
•	actual or expected changes in our growth rates or our competitors' growth rates;
•	developments in the financial markets and worldwide or regional economies;
•	announcements of innovations or new products or services by us or our competitors;
•	announcements by the government relating to regulations that govern our industry;
•	sales of our common stock or other securities by us or in the open market; and
•	changes in the market valuations of other comparable companies.

In addition, if the market for biotech stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management's attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Beneficial holders of ordinary shares through the Depository Trust Company will not be legal shareholders of the Company and therefore will have no direct rights as shareholders and must act through their participating broker to exercise those rights.

The underwriters have designated that Cede & Co., as nominee for the Depository Trust Company, or DTC, will hold the ordinary shares in this offering on behalf of, and as nominee for, investors who purchase ordinary shares. We and DTC have no contractual relationship. Investors who purchase the common shares (although recorded as owners within the DTC system) are legally considered holders of beneficial interests in those shares only and will have no direct rights against the Company. Investors who purchase common stock in this offering must look solely to their participating brokerage in the DTC system for payment of dividends, the exercise of voting rights attaching to the common stock and for all other rights arising with respect to the common stock.

Under our Bylaws, the minimum notice period required to convene a general meeting is 10 calendar days. When a general meeting is convened, you may not receive sufficient notice of a shareholders' meeting to permit you to withdraw your common stock from the DTC system to allow you to directly cast your vote with respect to any specific matter. In addition, a participating DTC brokerage firm may not be able to send voting instructions to you or carry out your voting instructions in a timely manner. We cannot assure you that you will receive voting materials in time to ensure that you can instruct your participating DTC brokerage, or its designee, to vote your shares. As a result, you may not be able to exercise your right to vote and you may lack recourse if your common shares are not voted as you requested. In addition, if you hold your shares indirectly through the DTC system, you will not be able to call a shareholder meeting.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 (exclusive of the value of the investor's primary residence) or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the "penny stock" regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a "penny stock", a disclosure schedule prepared in accordance with SEC standards relating to the "penny stock" market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the "penny stock" held in a customer's account and information with respect to the limited market in "penny stocks".

Stockholders should be aware that, according to SEC, the market for "penny stocks" has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

We have broad discretion in the use of the proceeds from sales of securities to Mammoth and may not use them effectively.

Our management has broad discretion in determining how to use the net proceeds of shares sold pursuant to the Mammoth Purchase Agreement, including for any of the purposes described in the section of this prospectus entitled "Use of Proceeds." The failure by our management to use these funds effectively could negatively affect our financial results or harm our business.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our common stock.

We intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any payment of future dividends will be at the discretion of our board of directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

Non-U.S. investors may have difficulty effecting service of process against us or enforcing judgments against us in courts of non-U.S. jurisdictions.

We are a company incorporated under the laws of the State of Colorado. All of our directors and officers reside in the United States. It may not be possible for non-U.S. investors to effect service of process within their own jurisdictions upon our company and our directors and officers. In addition, it may not be possible for non-U.S. investors to collect from our company, its directors and officers, judgments obtained in courts in such non-U.S. jurisdictions predicated on non-U.S. legislation.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

The requirements of being a U.S. public company may strain our resources and divert management's attention.

As a U.S. public company, we will be or become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of NASDAQ, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

Risks Related to our Agreements with Mammoth

The sale of our common stock to Mammoth may cause dilution, and the sale of the shares of common stock acquired by Mammoth, or the perception that such sales may occur, could cause the price of our common stock to fall.

On April 12, 2017, we entered into the Purchase Agreement with Mammoth. Pursuant the Purchase Agreement, Mammoth has committed to purchase up to an aggregate of $10,000,000 of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to Mammoth at our discretion from time to time, commencing after the SEC has declared effective the registration statement that includes this prospectus and concluding on the two-year anniversary thereof. The per share purchase price for the shares that we may sell to Mammoth under the Purchase Agreement will fluctuate based on the price of our common stock, and will be equal to a 25% discount (assuming delivery of shares by Deposit/Withdrawal at Custodian ("DWAC") run by the Depository Trust Company ("DTC")) to the Market Price, which must be at least $0.50, and which is the average of the three lowest closing bid prices for the Company's Common Stock for the time period beginning five trading days immediately preceding our request for Mammoth to purchase the shares and ending on the Date the shares are Delivered to Mammoth's brokerage account free of any restrictions.  In the event we are unable to deliver the shares electronically the Discount will be increased to 30% and if there is a delay of more than five days in delivering the shares after our request, the amount we receive will be reduced depending on how late the delivery of the shares is . Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Mammoth, subject to limitations set forth in the Purchase Agreement. Mammoth may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Mammoth may sell all, some or none of those shares. Therefore, sales to Mammoth by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Mammoth, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Mammoth will pay less than the then-prevailing market price for our common stock for purchases under the Purchase Agreement.

The common stock to be issued to Mammoth pursuant to the Purchase Agreement will be purchased at a 25% discount to (assuming delivery of shares by Deposit/Withdrawal at Custodian ("DWAC") run by the Depository Trust Company ("DTC")) to the Market Price, which must be at least $0.50, and which is the average of the three lowest closing bid prices for the Company's Common Stock for the time period beginning five trading days immediately preceding our request for Mammoth to purchase the shares and ending on the Date the shares are Delivered to Mammoth's brokerage account free of any restrictions.  In the event we are unable to deliver the shares electronically the Discount will be increased to 30% and if there is a delay of more than five days in delivering the shares after our request, the amount we receive will be reduced depending on how late the delivery of the shares is.. Mammoth has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Mammoth sells the shares, the price of our common stock could decrease. If our stock price decreases, Mammoth may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

USE OF PROCEEDS

This prospectus relates to up to 5,000,000 shares of our Common Stock that may be offered and sold from time to time by Mammoth. We will not receive any proceeds from the sale of shares by Mammoth as registered in this offering.  We may receive gross proceeds of up to $10,000,000 under the Purchase Agreement, assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation, to sell to Mammoth under the Purchase Agreement; however, this Prospectus relates to the sale of 5,000,000 for which we will receive proceeds of $2,600,000 from Mammoth.  See "Plan of Distribution" section of this prospectus for more information.

We currently expect to use the net proceeds from the sale of shares to Mammoth under the Purchase Agreement to increase our capitalization and financial flexibility, and increase our visibility in the marketplace. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds of this offering. However, we currently intend to use the net proceeds to us from the sale of shares to Mammoth under the Purchase Agreement, together with existing cash, primarily for general corporate purposes, including working capital, product development, marketing activities, expanding our internal sales organization and further developing sales channels and other capital expenditures, and repaying certain indebtedness. We may also use a portion of the net proceeds for the acquisition of, or investment in, businesses, products, technologies or other assets that complement our business, although we have no present commitments or agreements to enter into any material acquisitions or investments. We will have broad discretion over the use of the net proceeds of any funds received from Mammoth under the Purchase Agreement.

Even if we sell $10,000,000 worth of shares of our Common Stock to Mammoth pursuant to the Purchase Agreement, we may need to obtain additional financing to fund our current and future planned operations. We may seek additional capital in the private and/or public equity markets. We are evaluating additional equity financing opportunities on an ongoing basis and may act on such opportunities when appropriate. However, there can be no assurances that we can consummate such a transaction, or consummate a transaction at favorable pricing.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our Common Stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

MARKET PRICE INFORMATION FOR OUR SHARES

Since November 23, 2016, our common stock has been quoted on the OTCQB, which is part of the OTC Market Group's quotation system. We were initially traded under the symbol "YMMF"; however, beginning in November 2016, our Common Stock began trading under the symbol "PNAT".

The following table sets forth, for the periods indicated, the high and low closing prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Closing Prices (1)
	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2016:
Fourth Quarter	$2.21	$1.10
Third Quarter	$1.10	$.55
Second Quarter	n/a	n/a
First Quarter	n/a	n/a

FISCAL YEAR ENDED DECEMBER 31, 2015:
Fourth Quarter	n/a	n/a
Third Quarter	n/a	n/a
Second Quarter	n/a	n/a
First Quarter	n/a	n/a

(1)  The above tables set forth the range of high and low closing prices per share of our common stock as reported by www.bloomberg.com for the periods indicated.

Approximate Number of Holders of Our Common Stock

As of June 30, 2017, the Company had approximately 117 stockholders of record and 33,822,038 shares of common stock were issued and outstanding. Because some of our Common Stock is held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

Dividend Policy

The Company has not declared any dividends since incorporation and does not anticipate doing so in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has discretion on whether to pay dividends unless the distribution would render us unable to repay our debts as they become due. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

See Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, "Securities Authorized for Issuance Under Equity Compensation Plans".

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the financial statements and the related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview and History

Pura Naturals, Inc., ("we," "our" or the "Company") was incorporated on December 26, 2005, in the State of Colorado under the name "Yummieflies.com Inc."  In March 2010, we filed an amendment to our Articles of Incorporation changing our name to "Yummy Flies, Inc."  In November 2016, we filed an amendment to our Articles of Incorporation changing our name to "Pura Naturals, Inc."  In September 2010, we engaged in a forward split of our issued and outstanding Common Stock whereby nine (9) shares of Common Stock were issued in exchange for every one (1) share then issued and outstanding.  In addition, in November 2016, we engaged in a forward split of our issued and outstanding Common Stock whereby 3.7 shares of Common Stock were issued in exchange for every one (1) share then issued and outstanding.  All references to our issued and outstanding Common Stock in this Report are presented on a post-forward split basis unless otherwise indicated.

Effective July 18, 2016 (the "Closing Date"), the Company entered into that certain Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company, Pura Naturals, Inc., a Delaware corporation ("PURA - DE") and certain shareholders of PURA – DE  (the "PURA Shareholders").  Pursuant to the Share Exchange Agreement, the Company exchanged the outstanding common and preferred stock of PURA - DE held by the PURA Shareholders for shares of common stock of the Company.  At the Closing Date, Robert Lee, the holder of 30,536,100 shares of common stock, agreed to cancelation of such shares.  Other than Robert Lee, shareholders of Company common stock held 7,625,700 shares.  Also on the Closing Date, the Company issued 23,187,876 shares of common stock to the PURA shareholders.   In addition, shares issuable under outstanding options of PURA – DE will be exercisable into shares of common stock of the Company, pursuant to the terms of such instruments.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, PURA – DE is now a majority owned subsidiary of the Company.

The exchange of shares with Pura - DE was accounted for as a reverse acquisition under the purchase method of accounting because Pura - DE obtained control of the Company. Accordingly, the merger of Pura - DE into the Company was recorded as a recapitalization of Pura - DE, with Pura - DE being treated as the continuing entity. The historical financial statements presented are the financial statements of Pura - DE. The share exchange agreement has been treated as a recapitalization and not as a business combination; therefore, we were not required to, nor did we, disclose any pro forma information. At the date of the foregoing Share Exchange Agreement, the net liabilities of the legal acquirer, Pura - CO, were $20,040.

PURA - DE, a Delaware corporation, was formed in 2013. PURA – DE partnered with Advanced Innovative Recovery Technology, Inc. (AIRTech), to create a revolutionary and proprietary bio-based foam called BeBetterFoam® that is made from renewable resources instead of petroleum. PURA- DE markets and sells a line of cleaning products based on the BeBetterFoam® platform for consumer kitchen and bathroom, with additional products for outdoor hobbies (fishing and boating, spas and pools) and industrial use currently under development.  The Bath & Body line and household (including kitchen) sponges are Oleophilic, which means, among other things, that it absorbs oil, grease and grime, removes impurities from skin (cleansing and applying/removing make- up), is latex-free.  PURA - DE products are also non-toxic, contain Plant-Based/ renewable resources, have a carbon-negative footprint (removes more carbon than is created), contain no petroleum by-products, use no adhesives or glues, and are infused with soap that is 100% Natural, bio-degradable, sustainable, Vegan, gluten-free, contains botanicals and essential oils; SLS-, Sulfate, Paraben-, and BPA- Free.   The BeBetterFoam® is hydrophobic, which means it resists and does not support bacteria.  PURA - DE believes that the BeBetterFoam® also is up to 40 times stronger than the leading kitchen sponge brand.

Pura Marine, the Marine Division of Pura Naturals, offers biologically-based oil-absorbent technologies to the commercial and consumer markets. Working alongside industrial partners, Pura Marine has developed environmentally sustainable oil spill prevention products and solutions targeted towards the marine oil transport, oil refining and trucking industries. Pura Marine also provides plant-based foam products to the recreational boating and fishing industries.

BeBetterFoam® is a unique, proprietary polymer process technology that is protected by a trade secret from which some formulations have been acquired by Pura from AIRTech and are completely owned by PURA as of May, 2017.  Previously, those formulations and been exclusively licensed to from AIRTech to PURA – DE.  We believe this technology is incapable of being reverse engineered.

We have never been subject to any bankruptcy proceeding.

Our executive offices are located at 23101 Lake Center Drive, Suite 100, Lake Forest, CA 92630, telephone (855) 326-8537.

Results of Operations

 Comparison of Results of Operations for the Years Ended December 31, 2016 and 2015

	Years Ended
	December 31,	December 31,	Dollar	Percentage
	2016	2015	Change	Change
Sales	$400,465	$479,204	$(78,739)	-16.4%
Cost of goods sold	233,453	191,493	41,960	21.9%
Gross profit	167,012	287,711	(120,699)	-42.0%
Selling expenses	62,269	112,439	(50,170)	-44.6%
General and administrative expenses	1,517,389	1,723,986	(446,464)	-25.9%
Interest expense	145,150	17,518	127,632	728.6%
Net loss	$(1,557,796)	$(1,566,232)	$248,303	-15.9%

Sales for 2016 were $400,465 a decrease of $78,739 or 16.4% from 2015.  The decrease was due to the change in marketing philosophy / approach and the exit of a non-profitable customer.

Cost of goods sold for 2016 were $233,453 an increase of $41,960 or 21.9% from 2015.  The increase was due to the addition of new customers.  Cost of goods sold as a percentage of sales was 58.3% for 2016 compared to 40.0% for 2015.  Cost of goods sold increased as a percentage of sales due to product shipped to wrong location not returned to inventory for resale.

Selling expenses for 2016 were $62,269 a decrease of $50,170 or 44.6% from 2015.  The decrease was due to a decrease in marketing promotions.

General and administrative expenses for 2016 were $1,517,389 a decrease of $206,597 or 12.0% from 2015.  The decrease was due to a decrease in payroll and related costs.

Interest expense for 2016 was $145,150 an increase of $127,632 or 728.6% from 2015.  The increase was due to penalty interest on the payment due to a related party for the license.

Liquidity and Capital Resources

As of December 31, 2016, we had $14,386 in cash.

At December 31, 2016, we had current assets of $107,835 and current liabilities of $1,315,180 resulting in a working capital deficit of $1,315,180. We have experienced losses since our inception. This raises substantial doubt about our ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Net cash used in operating activities was $821,304 during 2016, compared to $1,389,300 in net cash used during 2015.  The decrease in cash used in operating activities is due to the reduction in the net loss for 2016 compared to 2015 and changes in operating assets and liabilities.

Cash flows provided by investing activities were $98,325 during 2016 compared to cash used in investing activities of $100,350 during 2015.  The increase in cash provided by investing activities is due to the release during 2016 of cash previously restricted.

Cash flows provided by financing activities were $722,568 and $1,500,000 during 2016 and 2015, respectively.  The decrease in cash provided by financing activities is due to the reduction cash received from the sale of common stock 2016 compared to 2015; offset by increases in cash received from the issuance of notes payable and convertible notes payable.

To date, our operations have not generated any profits.  We have funded our operating to date through product sales, the sales of our common stock, issuance of notes payable and convertible notes payable.  Our ability to continue as a going concern is dependent upon use raising sufficient debt or equity capital to sustain operations until such time as we can generate a profit from our operations.    We are currently working with investors to provide us with the necessary funding, but there can be no assurances we will obtain such funding in the future.  Failure to obtain this additional financing will have a material negative impact on our ability to generate profits in the future.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the year ended December 31, 2016.

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 30-90 days after the issuance of the invoice and typically would be considered past due when the term expires. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventory

Inventory is valued at the lower of the inventory's cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower.

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

Revenue Recognition

The Company recognizes revenue from sales of consumer products to wholesalers, mass merchandisers and retail stores. The Company's revenue recognition policies comply with FASB ASC Topic 605. Revenue is recognized at the date of delivery to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred income.

Deferred Income

In some instances, the Company receives payments prior to delivery of its products, whereupon such revenues are deferred until the revenue recognition criteria are met.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee's requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

Contractual Obligations

Our significant contractual obligations as of December 31, 2016, are as follows:

				More than
	Less than	One to three	Three to five	Five
	One Year	Years	Years	Years	Total
Payment for license to related party	$740,798	$-	$-	$-	$740,798
Lease	-	31,632			31,632
Note payable	18,068	-	-	-	18,068
Total	$758,866	$-	$-	$-	$790,498

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

Going Concern

Our net losses through December 31, 2016 raise some or substantial doubt about the Company's ability to continue as a going concern.  However, the Company experienced a reduction in losses between 2015 and 2016 as a result of reduction in expenses. Additionally, through our recent disclosures regarding the Company's financing with Mammoth Corporation, the degree of doubt about the Company's ability to continue as a going concern, in the view of management, has been significantly diminished or nearly eliminated. Moreover, the Company has reported in other recent disclosures that the Company has hired key personnel in the areas of sales and marketing that further increase the likelihood that the Company will continue as a going concern.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board ("FASB") issued an Accounting Standards Update ("ASU") 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted.  The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted.  The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements.  ASU 2014-15 requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern.  ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter.  Early adoption is permitted.  The Company is currently evaluating the impact of the adoption of ASU 2014-15 on the Company's financial statements and disclosures.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017.   Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein.  Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.  The Company is in the process of evaluating the impact of ASU 2014-09 on the Company's financial statements and disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future  financial statements.

BUSINESS

Overview

Pura Naturals, Inc. (the "Company") markets and sells a line of cleaning products based on the BeBetterFoam® platform for consumer kitchen and bathroom, with additional products for outdoor hobbies (fishing and boating, spas and pools) and industrial use currently under development through our operating subsidiary Pura Naturals, Inc., a Delaware corporation ("PURA").  PURA was formed in 2013.  The inspiration for the Company's creation was the Gulf of Mexico oil spill in 2010. This massive spill released over 200 million gallons of oil along the Gulf Coast, making it one of the worst oil disasters in history. The immediate impact on the environment and wildlife was devastating. PURA partnered with Advanced Innovative Recovery Technology, Inc. (AIRTech), a significant shareholder of PURA, to create a revolutionary and proprietary bio-based foam that was created to clean up the Gulf. The non-toxic foam called BeBetterFoam® is made from renewable resources instead of petroleum.

The Bath & Body line and household (including kitchen) sponges are Oleophilic which means, among other things, that it absorbs oil, grease and grime, removes impurities from skin (cleansing and applying/removing make- up), is latex-free.  PURA products are also non-toxic, contain Plant-Based/ renewable resources, have a carbon-negative footprint (removes more carbon than is created), contain no petroleum by-products, use no adhesives or glues, and are infused with soap that is 100% Natural, bio-degradable, sustainable, Vegan, gluten-free, contains botanicals and essential oils; SLS-, Sulfate, Paraben-, and BPA- Free.

Pura Marine, the Marine Division of Pura Naturals, offers biologically-based oil-absorbent technologies to the commercial and consumer markets. Working alongside industrial partners, Pura Marine has developed environmentally sustainable oil spill prevention products and solutions targeted towards the marine oil transport, oil refining and trucking industries. Pura Marine also provides plant-based foam products to the recreational boating and fishing industries.

The BeBetterFoam® is hydrophobic, which means it resists and does not support bacteria.  PURA believes that the BeBetterFoam® also is up to 40 times stronger than the leading kitchen sponge brand.  BeBetterFoam® is a unique, proprietary polymer process technology that is protected by a trade secret from which some formulations have been acquired by Pura from AIRTech and are completely owned by PURA as of May, 2017.  Previously, those formulations and been exclusively licensed to from AIRTech to PURA – DE.  We believe this technology is incapable of being reverse engineered.

We are an emerging growth company within the meaning of the rules under the Securities Act. We have in this prospectus utilized, and we plan in future filings with the SEC to continue to utilize, the modified disclosure requirements available to emerging growth companies, including reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a nonbinding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act, including the additional testing of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting, and we have elected to delay adoption of new or revised accounting standards applicable to public companies. As a result, our stockholders may not have access to certain information they may deem important.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this prospectus. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Our Strategy

Today, the global economy continues to encourage manufacturers toward adopting an environmentally conscious effort in the development of industrial and consumer products. Countries like China and the U.S. have taken the lead in this global effort by proposing criteria for businesses to become more "green." The European Union began to follow suit by requiring companies within the EU with more than 500 employees to report on environmental and sustainability issues by the end of 2016. As "going green" is continuing to be a major focal point among the business environment, the demand for earth conscious products and businesses continue to grow and be more desirable.

In the past, we have expanded our earth conscious strategy throughout all aspects of our business practices. This provided us with a competitive advantage by allowing ourselves to establish a presence among the environmentally conscious market space. In order to increase our market share regarding the environmentally conscious market space, we will have to increase our product awareness within the space we have already captured as a means to gain market expansion.

Our Products

We offer a diverse line of cleaning products with applications across several sectors, and are increasing our market presence in the eco-conscious cleaning product market.  We continue gain market share against classic cleaning products like the kitchen sponge and Bilge Boom. Our Company operates in five business segments: Health Care, Consumer, Marine, and Oil Spill Prevention.  Recent sales at "big box stores" that carry the Pura Naturals brand such as Target and Mother's Market demonstrate that our products are gaining recognition and popularity in the U.S.  This market acceptance positions Pura Naturals to expand to other North American markets like Canada and Latin Americas.

Our cleaning sponge technologies surpass the industry's standard for foam products.  Thus, we plan to introduce new products using our foam technologies that will target industries in which we have never before held a market share. We plan to introduce our infused sponge products to the automobile, equine, and furniture industries to reach new customers and to increase our overall market share of the cleaning products market.

Product Portfolio

•	Pura Naturals Health & Beauty
✓	3-in-1 Cleansing System
▪	soap infused facial bars - Citrus Splash, Eucalyptus Breeze and Lavender Mist
▪	soap infused body bars – Active Charcoal, Lavender Mist and Unscented
•	Pura Naturals Kitchen & Household Sponges
✓	Kitchen Sponges
▪	soap infused sponges with and without scrubbers
✓	Household Sponges
▪	soap infused sponges with and without scrubbers
•	Pura Marine
✓	3-in-1 Galley Scrubber
✓	Fisherman's Cleansing Bar
✓	Pura Spill Pad
✓	Pura Bilge Boom
✓	Pura Diesel Fuel Bib
✓	Pura Scrubber Plug
•	Pura Naturals Pet
✓	products in development
•	Pura Naturals Equine
✓	products in development

Our Suppliers

Advanced Innovative Recovery Technologies, Inc. (AIRTech) and Level Naturals are our main manufacturer/suppliers for the products branded under the name of "Pura Naturals."  Our supplier selection was made largely due our four-year strategic alliance with AIRTech, and natural composition and quality of Level Natural's soap product.

Our Customers

We sell our products through numerous distribution channels, including directly to consumers online, and through numerous retailers, wholesalers, brokers and distributors throughout the United States.  We sell our products directly to consumers through our own website, www.puranaturalsproducts.com, and Amazon.com.  We also sell online to many small customers along with large retail accounts.

The following tables set forth those customers that accounted for 10% or more of our sales in 2016:

Name of Customer	Sales %

KeHe	22%
Amazon	21%
Meijer	10%

Sales and Marketing

We increased our sales distribution channels by adding new distributors and retail partnerships including Target Stores, Wegmans Food Markets, Meijer's Supermarkets and CVS.  Our products were also mentioned in several national magazines including Family Circle (Top Cleaning award), and were recommended during an NBC Today Show segment on Spring Cleaning Tips. In addition, we engage the professional public relations firms of Woods & Company and Hype Media to assist with our product marketing efforts.

We recently switched our primary marketing focus from brand awareness to product awareness. We believe that consumers care more about what solutions a product offers than what the brand a product represents. Based on information provided by targeted consumers, we changed our marketing efforts to focus on solution-based products.  Since then, we have noted a gradual increase in product demand and re-orders from key vendors.

Competition

In the household sponge market, we compete directly with 3M, which holds a majority of the market share with the following brands: Scotch-Brite® Scour Pads, Scotch-Brite® Scrub Sponges, and O-Cel-O™ Sponges. While our "green" products are aimed at the environmentally conscious consumer, 3M's distribution channels are well carved out, and they are well-known among retailers and consumers.  The bright yellow and green Scotch Brite sponge is one of the most recognizable products on market.

In the health and beauty market, we compete mainly with Proctor & Gamble and Unilever.  Our primary competitor in the marine cleaning sponge market is 3M.

Increased competition could reduce our operating margins, profitability, and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as more advertising funds and broader coverage and exclusive arrangements in desirable locations. These competitors could provide a wider range of media and advertising ads, which could cause us to lose market share or reduce prices in order to compete, which could decrease our revenues, gross margins and profits. We cannot guarantee that we will be able to compete against these existing and new competitors.

Our Intellectual Property

As of June 30, 2017, Pura Naturals, Inc. has 9 registered trademarks, 8 trademark applications that are pending, 1 patent pending for a "Scupper Plug" invention (filed as a provisional patent application), and no copyrights. Registered trademarks we hold include "Pura Naturals", "Pura Naturals Pet", "Pura Pet", "Pura Tips", "Pura Baby", "Better Clean | Better Planet", "Mighty Soap Sponges", and "Tiny Sponge, Mighty Clean". Trademark applications we have pending include "Pura Marine", "Pura Equine", "Pura Cleanse", "Pura Clean", "Pura Clean Club", "Puratastic", and "3-in 1 Pura Cleanse".

Our Research and Development

We have not incurred any material costs on research and development activities to date and we do not expect to incur significant research and development costs in the near future.  All true material development is performed by our licensor and shareholder Airtech.

Employees

As of June 30, 2017, the Company has 4 full-time employees and 3 part-time employees in our office located at 23101 Lake Center Drive, Suite 100, Lake Forest, CA and located in Georgia, Kentucky and New York.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe we maintain a satisfactory working relationship with our employees and we have not experienced any significant labor disputes or work stoppage or any difficulty in recruiting staff for our operations.

The Company maintains a Qualified Employee Stock Incentive Plan as additional compensation for its employees and key consultants.  Distributions to this plan are made in the discretion of the Board of Directors and the Chief Executive Officer.

The Company provides and contributes towards medical and dental insurance for its employees. We believe we are in material compliance with all relevant benefits laws.  In the future, the Company intends to offer employees with additional benefits, including pension or retirement plans.

Manufacturing

We manufacture our products in Riverside County, California. Both California and U.S. laws require certain general safety guidelines are followed when processing the raw materials that are used in the Company's products, as well as for employees in the workplace.

In June 2015, the Company entered into a license agreement with Airtech that allowed the Company to manufacture products and/or participate in the manufacturing of the Company's products with AIRTech.  That license agreement was cancelled and the trade secret formulations under than license agreement have been acquired by Pura from AIRTech.  That intellectual property is now completely owned by PURA as of May, 2017.  At our request, AIRTech currently continues to exclusively manufacture our products.

Our manufacturing processes comply with "best practices", do not involve toxic materials or emissions, are effluent, involves production of PH neutral products, result in a negative carbon footprint manufacturing value, and are compliant with all known and applicable safety laws and regulations.

Labeling

Our product labeling is compliant with both California and U.S. laws. None of the products made and sold by the Company constitute a food, drug or intended cosmetic governed by the United States Food and Drug Administration. The statements made on the labels of the Company's products regarding the functions of the products, the contents and volumes within the packaging, and the pricing do not conflict with any known rule or regulation and accurately reflect the nature and efficacy of the products.

Advertising

United States and California laws and regulations that govern the content of product advertisements in these jurisdictions prohibit, among other things, misleading advertising.  Violation of these regulations may result in penalties, including fines, confiscation of advertising income, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information.

The Company implemented procedures to ensure the contents of all advertisements are properly reviewed for accuracy and truthfulness prior to publication.

Environmental Matters

The Company's operations are subject to various state and federal environmental regulations. We believe that we are in substantial compliance with applicable laws, rules and regulations relating to the protection of the environment and that our compliance will have no material effect on our capital expenditures, earnings or competitive position.

Market Overview

Today, more and more retail consumers are seeking environmentally-conscious cleaning products and choosing to support companies that consider the natural environment in their product design and manufacturing.  As "going green" is continuing to be a major focal point in the business environment, the demand for earth conscious products and businesses continues to grow.

We have expanded our earth conscious brand strategy throughout all aspects of our business. This strategy places us us at the forefront of the environmentally-conscious cleaning product space.  To increase our market share, we must increase the number and variety of cleaning products we offer and build our distribution network both domestically and internationally.

Company Information

Our Company was incorporated on December 26, 2005, in the State of Colorado under the name "Yummieflies.com Inc."  In March 2010, we filed an amendment to our Articles of Incorporation changing our name to "Yummy Flies, Inc."   In September 2010, we engaged in a forward split of our issued and outstanding Common Stock whereby nine (9) shares of Common Stock were issued in exchange for every one (1) share then issued and outstanding.

Effective July 18, 2016 (the "Closing Date"), the Company entered into that certain Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company, Pura Naturals, Inc., a Delaware corporation ("PURA - DE") and certain shareholders of PURA – DE  (the "PURA Shareholders").  PURA - DE, was formed in 2013. Pursuant to the Share Exchange Agreement, the Company exchanged the outstanding common and preferred stock of PURA - DE held by the PURA Shareholders for shares of common stock of the Company.  At the Closing Date, Robert Lee, the holder of 30,536,100 shares of common stock, agreed to cancelation of such shares.  Other than Robert Lee, shareholders of Company common stock held 7,625,700 shares.  Also on the Closing Date, the Company issued 23,187,876 shares of common stock to the PURA shareholders.   In addition, shares issuable under outstanding options of PURA – DE will be exercisable into shares of common stock of the Company, pursuant to the terms of such instruments.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, PURA – DE is now a majority owned subsidiary of the Company.

The exchange of shares with Pura - DE was accounted for as a reverse acquisition under the purchase method of accounting since Pura - DE obtained control of the Company. Accordingly, the merger of Pura - DE into the Company was recorded as a recapitalization of Pura - DE, Pura - DE being treated as the continuing entity. The historical financial statements presented are the financial statements of Pura - DE. The share exchange agreement has been treated as a recapitalization and not as a business combination; therefore, no pro forma information is disclosed. At the date of this transaction, the net liabilities of the legal acquirer, Pura - CO, were $20,040.

On November 4, 2016, the Company filed Articles of Amendment to its Amended Articles of Incorporation (the "Articles of Amendment") with the Secretary of State of the State of Colorado effecting a 3.7 for 1 forward stock split of the Company's common stock (the "Forward Stock Split"), and increase in the authorized shares of common stock to 500,000,000 (the "Share Increase") and a name change of the Company to Pura Naturals, Inc. (the "Name Change", and together with the Forward Stock Split and Share Increase, the "Corporate Actions").

The Forward Stock Split did not change the value of any stockholder's shares of common stock with the par value remaining at $0.001 or any stockholder's ownership percentage of the common stock, except for minimal changes resulting from the treatment of fractional shares. We did not issue any fractional shares as a result of the Forward Stock Split. The number of shares issued to each stockholder was rounded up to the nearest whole number if, as a result of the Forward Stock Split, the number of shares owned by any stockholder would not be a whole number.

The Forward Stock Split proportionately increased all issued and outstanding shares of our common stock, as well as common stock underlying stock options, warrants and other common stock based equity grants outstanding and the respective exercise prices were proportionately increased in accordance with the terms of the agreements governing such securities. Shares of common stock reserved for issuance upon the conversion of our convertible notes were also proportionately reduced and the respective conversion prices were proportionately increased.

The Corporate Actions and the Amended Articles became effective on November 16, 2016, following compliance with notification requirements of the Financial Industry Regulatory Authority and the expiration of a 20-day waiting period following mailing of notification to shareholders of the actions taken by written consent.

Our executive offices are located at 23101 Lake Center Drive, Suite 100, Lake Forest, CA 92630, telephone (855) 326-8537. Our website address is www.puranaturalsproducts.com. Information on our website should not be considered part of this prospectus and is intended for informational purposes only. We have never been subject to any bankruptcy proceeding.

On May 22, 2002, the Company was first admitted and commenced trading of its shares on the Over the Counter market and currently trades under the symbol "PNAT".

DESCRIPTION OF PROPERTY

Our corporate headquarters, which houses our research and development, operational, and support personnel is located at 23101 Lake Center Drive, Suite 100, Lake Forest, CA 92630.    For the past four years, the Company has leased is property and the lease continues until March 31, 2018, at rent of $ 2,636.12 per month.  We believe that all our property has been adequately maintained, is generally in good condition, and is suitable and adequate for our business.

We believe our current facilities are sufficient for our current needs and will be adequate, or that suitable additional or substitute space will be available on commercially reasonable terms, for the foreseeable future.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business.

There are two legal proceedings currently pending.  First, we are seeking remedies against James Kordenbrock, a prior officer, for breach of contract and breach of fiduciary duties to the Company during his employment.  This matter is required to be settled by binding arbitration proceeding in Orange County, California.  The hearing has not been scheduled and no discovery has been conducted to date.  The material allegations against James Kordenbrock include that breached his employment agreement with the Company without adequate notice and breached fiduciary duties to the company during his employment.  We cannot assess the likelihood of a recovery against James Kordenbrock at this stage of the proceedings.

The Company is also a co- defendant in a contract claim brought by Herdguard, LLC against Jason Riccardi and Nxt Generation Pet, Inc.   Garrard County Circuit Court, State of Kentucky. The Company was not involved in the transactions that may have given rise to this claim and believes it has been erroneously named as a defendant. The Company is seeking to be dismissed from the case.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions held with respect to each Director and Executive Officer of the Company as of the date of this Annual Report.

Name	Age	Position	Director Since
Robert Doherty	56	Chief Executive Officer and Chairperson of the Board	2016
Robert Switzer	53	Corporate Secretary and Director	2016
Derek Duhame	53	President and Director	2016
Akio Ariura	59	Chief Financial Officer	2017
Daniel Kryger	56	Director	2017

Each Director serves until our 2017 annual stockholders meeting and until their respective successors are duly elected and qualified or earlier resignation or removal.

Robert Doherty

Robert is a seasoned business and technology senior executive with expertise in manufacturing, operations, finance and engineering. He has successfully led global businesses and has a proven track record of consistently exceeding revenue and profit objectives.  Robert is a proven expert in translating broad strategies into specific objectives/plans and successfully translating those objectives into action and quantifiable results.  He has taken companies through the Chapter 11 and BIA (Canadian Chapter 11).  He has successfully taken two companies from start-up to multi-million dollars in sales.  Bob has multiple patents and proprietary rights in his name.

Recently Robert led the ALM Tech Group where he created three unique divisions, and incorporated the assets of each to provide solutions for customers' requirements (Boeing, Lockheed and the Department of Defense).

As President, Robert grew sales of ArmorStruxx, a $100+ million manufacturer of comprehensive ballistic and blast protection solutions specializing in lightweight armor system design and integration, from $235,000 to $14.2 million per month within three months.  Robert researched, engineered and qualified a ballistic MRAP armor solution for Navistar Defense in less than 5 weeks, achieving a full production run rate in six weeks.

At Cosmotronic, Robert served as CEO and Board member for a two-facility, 110 employee, and multi-million dollar printed circuit board fabrication company.  He successfully led and guided the company through the Chapter 11 process in five weeks. He was responsible for the restructuring of $42 million in legacy debt and transforming the business from monthly losses into a profitable company, increasing sales while decreasing the cost of operations and overhead.

Robert earned a BSChE from Rutgers University and an MBA from the University of Phoenix. He is involved in numerous civic and community organizations in Southern California.

Robert Switzer

Robert has 25 years of experience in business and executive management, with particular expertise and passion for start-ups. Through the years, Robert has gained vast experience in a wide array of business matters for companies of all sizes.

His expertise includes business start-up consulting, organizational controls, operational design, business development, intellectual property development and profit, sales and marketing development, public relations assistance, trade secret maximization, financial forecasting and modeling, asset management, reorganizations, expansions, mergers and acquisitions, financing, executive management coaching, business valuations, regulatory compliance, divestitures, law, litigation, contract writing and enforcement, commercial and secured transactions, and complex dispute resolution.

As a start-up specialist, Robert has taken businesses from very simple beginning concepts to millions of dollars in sales. As a reorganization specialist, Robert has restructured debt and equity, reduced liabilities by $22,000,000, revitalized net revenue, and accomplished a total turn-around.  Typically, Robert is able to quickly change management pathways from being stagnant or non-productive, to being profitable and providing investor returns. Robert has doubled and tripled the value of intellectual property rights for various business organizations.
Robert's education includes a Bachelor of Science in Business Administration, with a Finance Major, from the University of Arizona. Robert completed his Post-Graduate Juris Doctor degree from the University of San Diego, School of Law in 1989.  He is also a California Licensed Real Estate Broker.  He has been a youth football and lacrosse coach for 14 years.

Derek Duhame

Mr. Duhame is an accomplished executive leader with expertise in driving performance, Profit and Loss oversight, multichannel product distribution, and marketing involving both start-up and growth operations. Mr. Duhame is a results oriented, decisive leader with proven success in market identification, and strategic positioning. He is proficient in sales strategy, national and regional sales team structure and oversight, value propositions, client facing presentations, RFP's and contract negotiations. He has particular expertise in developing and executing business plans and winning service strategies.  He is skilled at relationship-building, strategy development, account penetration, consensus building, political astuteness, and detailed follow-through to achieve complex sales initiatives.

His 20+ year career has included executive level sales and marketing positions with Impact Strategic Marketing Insights, Altrux Medical, Rocktenn, Smarter Flush Distributors and Consumer Source/Distributech.

As Vice President of sales at Distributech, Mr. Duhame directed a multimillion-dollar operation for Distributech, a distributor of industry-leading free publications including contract delivery and display services for over 2,000 customers, 60,000 delivery locations, 120 employees and 700 independent contract delivery drivers.  Mr. Duhame lead Sales Management with a $60 Million Profit and Loss accountability, focusing on revenue growth, expense reduction and client retention with national and regional retail chains.  Additionally, Mr. Duhame negotiated and signed the highest value agreement in the company's 30+ year history, producing a multi-million dollar annual EBITDA contribution, generated annual incremental revenue gains of 16% by developing sales strategy, partnerships, creative pricing, renewal strategies and out-of-the-box new sales initiatives, and galvanized a sales management team that achieved consistent, double digit percentage revenue gains. As a national accounts manager, Mr. Duhame lead business development to increase retail presence over 100% through negotiating $40M+ in agreements comprising 12,000+ distribution locations, increased advertising revenues by 300%, converted a national top tier grocery store chain to long-term partnership after 13 years with a competitor, and retained 100% of retail distribution partners throughout a 12-year tenure.

Mr. Duhame is not subject to a written employment agreement with the Company.

Akio Ariura

Since July 2015 until February 2017, Mr. Ariura served as the Chief Financial Officer of Spiral Toys, Inc, a publicly-traded corporation engaged in providing mobile-connected, wireless entertainment technology.  From April 2014 until joining Spiral Toys, Inc. Mr. Ariura served as an independent contractor for various entities such as Kibush Capital Corporation, providing accounting and other financial and management services.  From August 2006, Mr. Ariura was first, the Chief Financial Officer, and from November 2008 until April 2014, the Chief Financial and Operating Officer, of Radient Pharmaceuticals Corporation, a former publicly-traded corporation engaged in the research, development, manufacturing, sale and marketing of the Onko-Sure ® test kit, a proprietary in-vitro diagnostic cancer test.  From September 2004 until joining Radient Pharmaceuticals Corporation, Mr. Ariura was employed by Resources Global Professionals, providing both public and private companies with consulting services relating to Sarbanes-Oxley compliance, SEC filings and special project financial and management services.  Mr. Ariura received a B.S. in Business Administration from University of Southern California.

Mr. Ariura is not subject to a written employment agreement with the Company.

Daniel Kryger

Over 25 years of management, supervision, compliance and leadership experience in the financial industry, achieved exemplary results, profitability and organizational efficiency for global institutions: Goldman Sachs, Morgan Stanley/Dean Witter, Bank of America/Merrill Lynch and others. Leads by example, built trust and respect throughout multiple levels of management and is always active in developing fellow team members. Consistently enhances working relationships between different departments. Demonstrated service benchmarks resulting in the highest level of customer acquisition, retention and enhancing compliance with NASD, NYSE, FINRA and SEC regulations, by expertly training and supervising new and legacy employees. Bridges gap between business and technology realms, researching and implementing latest 21st century tools and resources. Works with the New York Stock Exchange on technology upgrade and platform enhancements to guarantee seamless transitional protocols on hand-held devices and order management systems. Holds 5 Principal, Supervisory, 2 State Securities Law and 13 Licenses over all. Spearheaded multiple cost saving initiatives resulting in higher operating efficiency and improved profit margins.

His 25+ year career has included executive level positions with Prime Executions, Inc, Princeton Securities Group and Benjamin & Jerold, LLC.

Mr. Kryger is not subject to a written employment agreement with the Company.

Identification of Certain Significant Employees

We have employees who are not executive officers, but who are not expected to make a significant contribution to our business other than in the normal course of sales of our products.

Identification of Certain Significant Employees

We have no employees who are not executive officers, but who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships between any directors or officers of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	been convicted in a criminal proceeding or is a named subject to a pending criminal (excluding traffic violations and other minor offenses);

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

4.
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity  Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. We believe that, during fiscal 2016, all of our executive officers, directors and beneficial owners of more than 10% of any registered class of our equity securities complied with the applicable filing requirements.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities.

Code of Business Conduct and Ethics

A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) prompt reporting of violations of the code to an appropriate person and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Business Conduct and Ethics. However, we have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of business conduct and ethics is filed herewith as Exhibit 14.1 and is also available on our corporate website at www.puranaturalsproducts.com.

Committees of Board of Directors

There are currently no committees of the Board of Directors. Our board of directors believes it is appropriate for us not to have a standing nominating, audit, or compensation committee because we only have two directors.  Thus, the size of our board of directors does not require establishing separate committees. Our board of directors has performed, and will perform adequately, the functions of any specific committee.

Board's Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since we does not have an audit committee, the Board is also responsible for the assessment and oversight of the Company's financial risk exposures.

Director Independence

We do not have any directors who are "independent" as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that one of our directors are also the chief executive officer, chief financial officer and secretary of the Company and have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions.

In addition, our Chief Executive Office, Robert Doherty, and our Secretary, Robert Switzer, are also officers of AIRTech. Mr. Doherty devotes approximately seventy percent (70%) of his full working time to operations and management of our Company, and Mr. Switzer devotes approximately seventy percent (70%) of his full working time to operations and management. Both Mr. Doherty and Mr. Switzer currently devote approximately thirty percent (30%) of their working time to AIRTech. As a result of this additional obligation and time commitment, Mr. Doherty and Mr. Switzer may have actual or potential conflicts of interest, particularly because AIRTech, as the Company's primary manufacturing partner and technology licensor, may occasionally have interests that are contrary to the interests of the Company.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning all compensation awarded to, earned by or paid during fiscal years 2016 and 2015, to the Named Executive Officers:

Name and Principle Position	Year	Salary	Bonus	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)

Robert Doherty, Chief Executive	2016	-	-	-	$ 5,585	-	-	-	$ 5,585
Officer and Chairmen	2015	-	-	-	$43,130	-	-	-	$ 43,130

James Kordenbrock, Chief	2016	$147,667	-		$11,174	-	-	-	$158,841
Executive Officer and Director	2015	$185,178	-	-	$86,302	-	-	-	$271,480

Robert Switzer, Secretary	2016	-	-	-	-	-	-	-	-
and Director	2015	-	-	-	-	-	-	-	-

Akio Ariura, Chief Financial	2016	-	-	-	-	-	-	-	-
Officer	2015	-	-	-	-	-	-	-	-
________________

(1)	Compensation for 2016 results from PURA.

(2)
As required by SEC rules, amounts in the column "Stock Awards" present the aggregate grant date fair value of awards made each year computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification™ 718 Compensation—Stock Compensation ("FASB ASC 718"). The grant date fair value of each of the executives' award is measured based on the closing price of our common stock on the date of grant.

These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees, executives and directors is generally recognized over the requisite services period. The SEC's disclosure rules previously required that we present stock award information based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards. However, the recent changes in the SEC's disclosure rules require that we now present stock award amounts using the grant date fair value of the awards granted during the corresponding year.

The number of stock awards vested to each of the Named Executive Officers for his/her service rendered in each fiscal period was summarized as follows:

Named Executive Officer	2016	2015
Robert Doherty	92,500	-
James Kordenbrock	46,250	-
Robert Switzer	92,500	-
Akio Ariura	-	-

Currently, we do not provide any employees, including our named executive officers any company sponsored retirement benefits.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards to the Named Executive Officers during 2016.  Derek Duhame, our President, has not stock option grants or awards as of the date hereof.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Options Awards	Closing Price on Grant Date ($/share)

Robert Doherty	8/3/2016	555,000		0.001	.65	.65
	6/30/2016		8,629	0.001

James Kordenbrock	8/3/2016	555,000*		0.001	.65	.65
	6/30/2016		17,258	0.001

Robert Switzer	8/3/2016	555,000	-	0.001	.65	.65

Akio Ariura	N/A	-	-	-	-	-

*508,750 were cancelled in 2016

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards outstanding at December 31, 2016 for each of the named executive officers (Derek Duhame, our President, has not stock option grants or awards as of the date hereof):

Name	Number of securities underlying unexercised options, exercisable (#)	Number of securities underlying unexercised options, unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares or other rights that have not vested ($)

Robert Doherty	92,500	462,500	0	0.001	August 3, 2021	0	0	0	0
CEO and Director

James Kordenbrock	46,250	0	0	0.001	August 3, 2021	0	0	0	0
Former CEO

Robert Switzer	92,500	462,500	0	0.001	August 3, 2021	0	0	0	0
Corporate Secretary	-

Potential Payments upon Termination or Change-in Control

The employment agreements with current Named Executives may be terminated by giving the other party three-month advance notice. Other than as disclosed above, the Company does not have change-in-control arrangements with any of its current Named Executives, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment. Accordingly, there is no potential payments payable to our current Named Executive Officers upon termination or change-in control.

Director Compensation

Overview

There was no compensation paid to our directors in 2016.

All the compensation packages for each of directors are proposed by an executive and approved by the Board of Directors. Director compensation packages in 2017 may be adopted and will generally consist of cash compensation and long-term incentive equity compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934, as amended, may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of June 30, 2017, regarding the beneficial ownership of our common stock (a) by each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) by each of the Company's officers and directors; (c) and by the Company's officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock.

Title of Class	Name and address of Beneficial Owner	Office, If any	Amount & Nature of Beneficial Ownership (1)	Percent of Class

Common Stock	Robert Doherty	CEO and Director	246,698	0.73%
Common Stock	Advanced Materials Technology		1,236,685	3.66%
Common Stock	Robert Doherty, Adult Children		228,014	0.67%
Common Stock	Robert Switzer	Secretary and Director	463,755	1.37%
Common Stock	Robert Switzer, affiliates		772,927	2.29%
Common Stock	James Kordenbrock	Former CEO	3,014,424	8.91%
Common Stock	Akio Ariura	CFO	-	0.00%

All Officers and Directors as a group (4 persons names above)			5,962,503	17.63%
	Advanced Innovative Recovery Tech	5% Security Holder	11,605,829	34.31%
Total Shares Owner by Persons Named above			17,568,332	51.94%
____________________
(1)  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

Employment Agreements

The Company plans to enter into employment agreements with its officers during the second and third quarters of 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Except as set forth below, during our last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any director or executive officer or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest:

Advanced Innovative Recovery Technologies, Inc. ("AIRTech"), a non-controlling shareholder of the Company, was previously a Licensor of three (3) formulations and related technology to the Company pursuant to an Exclusive License Agreement ("License Agreement") dated June 18, 2015.  AIRTech also provided contract manufacturing for the Company as part of the licensing arrangement.  The License Agreement was for a duration of 10 years, and was renewable for an additional 10 year term at the election of the Company. As consideration for such rights under the License Agreement, the Company agreed to1) pay AIRTech a one-time up-front License Fee of $750,000 (half of which was deferred for 12 months and the other half deferred for 24 months), 2) pay a 3% royalty from net sales during the term of the Licensing Agreement, and 3) transfer 600,000 shares of Company common stock to AIRTech.  As of December 31, 2016, the Company had not paid the deferred first installment of the License Fee and was in arrears to AIRTech for such payment.

Robert Doherty and Robert Switzer are current Officers and Directors of AIRTech. At the time of entering into the License Agreement (above) and in 2016 Robert Switzer was not a Director of AIRTech.

In May, 2017, the license agreement was cancelled between PURA and AIRTech, and Pura purchased the intellectual property that was the subject of the license. The consideration for such purchase was as follows:

1.
The cancellation of debt owed by PURA to AIRTech of Eight Hundred Seventy Two Thousand Three Hundred Sixty-Six Dollars ($872,366), as of March 31, 2017, plus interest and penalties to the date of transaction; and

2.
The issuance of One Million Three Hundred Thousand (1,300,000) shares of PURA common stock at a price of sixty-seven cents ($.67) per share.  This price per share is the average closing price of Pura Naturals, Inc. stock for the five (5) prior trading days as of May 16, 2017.

At PURA's request, AIRTech remains as the exclusive manufacturer of PURA's products.

Related Party Transaction Policy

Our Company has a written Related Party Transaction Policy, or the Policy, for the purpose of describing the procedures used to identify, review, approve and disclose, if necessary, any transaction in which (i) the Company is a participant and (ii) a related person has or will have a direct or indirect material interest.

Once a related party transaction in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year has been identified, the Board of Directors must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee shall consider all relevant facts and circumstances, including the following factors:

●	the benefits to the Company of the transaction;
●	the nature of the related party's interest in the transaction;
●	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders;
●	the potential impact of the transaction on a director's independence; and
●	any other matters the Audit Committee deems appropriate.

No director may participate in any discussion, approval or ratification of a transaction in which he or she is a related person.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Policy on Future Related Party Transactions

All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct and our Related Party Transaction Policies and Procedures.

DESCRIPTION OF PURCHASE AGREEMENT

General

On April 7, 2017, we entered into the Purchase Agreement and entered into a registration rights agreement (the "Registration Rights Agreement") with Mammoth.  Pursuant to the terms of the Registration Rights Agreement, as amended, we agreed to register for resale all of the shares of common stock that may be issued to Mammoth under the Purchase Agreement.

Also on April 7, 2017, we issued Mammoth the Note. The Note has a principal amount of $570,000 that matures nine months from the date of issuance or January 7, 2018.  In exchange for the Note, Mammoth agreed to provide bridge financing to the Company in three tranches as follows:

(1)	$200,000, received upon signing of the Note, the Securities Purchase Agreement and Registration Rights Agreement;

(2)	$150,000 upon filing of the Registration Statement and receipt of the Shares; and

(3)	$150,000 upon the Registration Statement becoming effective.

 Pursuant to the terms of the Note, the Company payments on the Note are begin 120 days after the date of the Note, April 7, 2017, in the amount of $10,000 every two weeks.  Mammoth has the right to convert all or any portion of the balance of the Note beginning six months after the issuance date, at a conversion price per share of seventy-five percent (75%) of the average of the three lowest closing bids during the period beginning five trading days immediately preceding the date of conversion (as defined and calculated pursuant to the Note) and ending on the date the shares are delivered to Mammoth's brokerage account. There is no minimum conversion price.  Should the Company default on the Note, the default interest rate shall be the lower of 18% per annum or the highest rate permitted under applicable law. The date of conversion is also adjustable in accordance with the Note's terms in the event certain capital reorganization, merger, or liquidity events of the Company as further described in the Note.

Robert Doherty and Robert Switzer, both officers and directors of the Company, entered into a Security Agreement with Mammoth whereby they each individually pledged 250,000 common shares of the Company as collateral on the Note.  The pledged shares may not be sold, pledged, hypothecated or otherwise disposed of unless there is an uncured default on the Note.

Sales of Shares Under the Purchase Agreement

We do not have the right to commence any sales to Mammoth under the Purchase Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct Mammoth to purchase up to 5,000,000 shares of our Common Stock.  The Purchase Agreement provides for the issuance and sale to Mammoth of up to $10,000,000 of our common stock, but registration statements for an additional shares must be declared effective prior to such sales.  No assurances can be given that such registrations will be made or declared effective. The purchase price of the shares that may be sold to Mammoth under the Purchase Agreement will be equal to a 25% discount (assuming delivery of shares by Deposit/Withdrawal at Custodian ("DWAC") run by the Depository Trust Company ("DTC")) to the Market Price, which is the average of the three lowest closing bid prices for the Company's Common Stock for five trading days immediately preceding our request for Mammoth to purchase the shares and which must be at least $0.50.  In the event we are unable to deliver the shares electronically the Discount will be increased to 30% and if there is a delay of more than five days in delivering the shares after our request, the amount we receive will be reduced depending on how late the delivery of the shares is..   [no draw downs if market price is below $0.50 under section 5.3(j)]

The closing of the sale of the shares will occur on the sixth trading day following our request for Mammoth to purchase the shares. There is no minimum amount that we may require Mammoth to purchase at any one time, but the maximum of any purchase is $1,000,000 and no more than 40 purchases may be made under the Purchase Agreement. Each purchase is limited to (i) 4.9% of the Company's outstanding shares and (ii) the number of shares equal to three times the 10-day average daily trading volume prior to the purchase. The Company will pay transaction fees in the aggregate of 5% of each purchase.

Conditions to Sales

Under the Purchase Agreement, the following conditions must be satisfied in order for us to sell shares of our common stock to Mammoth:

●
The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be effective for the sale by Mammoth of the shares to be purchased by it, and (i) neither we nor Mammoth have received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, or intends or has threatened to do so and (ii) there is no other suspension of the use or withdrawal of the effectiveness of the registration statement or this prospectus.

●
The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be effective for the sale by Mammoth of the shares to be purchased by it, and (i) neither we nor Mammoth have received notice that the SEC has issued or intends to issue a stop order with respect to the registration statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the registration statement, either temporarily or permanently, or intends or has threatened to do so and (ii) there is no other suspension of the use or withdrawal of the effectiveness of the registration statement or this prospectus.

●
Our representations and warranties contained in the Purchase Agreement must be true and correct in all material respects (except for representations and warranties specifically made as of a particular date), except for any conditions that have temporarily caused any representations or warranties to be incorrect and which have been corrected with no continuing impairment to us or the Mammoth.

●	We must have performed in all material respects all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us.

●
No statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Purchase Agreement, and no proceeding has been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Purchase Agreement.

●
The trading of our common stock has not been suspended by the SEC, the principal trading market for our common stock or Financial Industry Regulatory Authority, Inc. and our common stock has been approved for listing or quotation on and has not been delisted from such principal market.

●	There must be a minimum of $25,000 of trading volume for each of the five trading days before any purchase.

●	There is a sufficient number of shares of our common stock authorized and otherwise unreserved for such purchase.

●	We must have no knowledge of any event more likely than not to have the effect of causing the registration statement of which this prospectus forms a part to be suspended or otherwise ineffective.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Mammoth to terminate the Purchase Agreement.

No Short-Selling by Mammoth

Mammoth has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All shares of common stock registered in this offering are expected to be freely tradable. Mammoth may elect to sell any or all of the shares the Company elects to sell to it pursuant to the Purchase Agreement. The sale by Mammoth of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales by Mammoth may result in substantial dilution to the interests of other holders of our common stock.

It is anticipated that shares registered in this offering issuable under the Purchase Agreement will be sold over a period commencing on the date that the registration statement including this prospectus becomes effective through the two year anniversary thereafter, provided this registration statement remains effective. The sale by Mammoth of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Mammoth may ultimately purchase all, some or none of the shares of common stock not yet issued but registered in this offering.

If we sell these shares to Mammoth, Mammoth may sell all, some or none of such shares. Therefore, sales to Mammoth by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Mammoth under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Mammoth may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Mammoth and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Depending on the price per share at which we sell our common stock to Mammoth, we may be authorized to issue and sell to Mammoth under the Purchase Agreement more shares of our common stock than are offered under this prospectus. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Mammoth under this prospectus is dependent upon the number of shares we direct Mammoth to purchase under the Purchase Agreement.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of June 30, 2017, by Mammoth prior to the offering contemplated by this prospectus, the number of shares Mammoth is offering by this prospectus and the number of shares it would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with rules of attribution as promulgated by the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 33,822,038 shares of our common stock issued and outstanding as of June 30, 2017. Other than the convertible note described in this prospectus under "Description of Purchase Agreement", the selling stockholder does not hold any options, warrants or other securities exercisable for or convertible into shares of our common stock.

Selling stockholders	Shares Beneficially Owned Before this Offering (1)	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering (2)	Number Of Shares Beneficially Owned After this Offering	Percentage of Outstanding Shares Beneficially Owned After this Offering
Mammoth Corporation (3)	1,077,505 (4)	3.19%	5,000,000 (5)	6,077,505	17.97% (6)
___________________

(1)	Based on 33,822,038 outstanding shares of our common stock as of June 30, 2107.

(2)
Because the actual date and price per share for the Company's put right under the Purchase Agreement is unknown, the actual purchase price under the Purchase Agreement is unknown. Accordingly, the actual shares issuable pursuant to the Purchase Agreement may be more or less than the amount of shares being registered herein.

(3)	Mammoth is not a broker-dealer or affiliate of a broker dealer. The address of this selling shareholder is 444 S Rand Road, Suite 205, Lake Zurich, IL 60047-3108.

(4)
Includes 1,077,505 shares of common stock issuable upon conversion of the Note, assuming a conversion price of $0.529, which price represents a 25% discount to the average of the 3 low closing bids on the common stock during the 5 trading days preceding the conversion date on June 30, 2017.

(5)	Includes 5,000,000 shares of common stock that may be purchased by Mammoth under the Purchase Agreement.

(5)	The Company cannot obligate Mammoth to buy shares that would cause Mammoth's holdings to exceed 4.9% of the Company's issued and outstanding shares of common stock.

Except for the Note, Purchase Agreement and other documents ancillary thereto, and the shares as described in this prospectus, there is no prior or existing material relationship between us or any of our directors, executive officers, or control persons and the selling stockholder.

PLAN OF DISTRIBUTION

As of the date of this prospectus, our shares of common stock are quoted on the OTCQB. Mammoth may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices.

Mammoth may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

Mammoth may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by Mammoth may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Mammoth has told us that it does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Mammoth may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

If we are notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Mammoth also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Mammoth and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Mammoth has represented and warranted to us that it acquired the securities subject of this registration statement in the ordinary course of its business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

Mammoth has agreed that it will not engage in any short selling of the Company's stock and, consequently, Mammoth may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholder in connection with resales of its shares under this registration statement.

Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stocks under the Exchange Act. The shares may remain penny stocks for the foreseeable future. The classification of our shares as penny stocks makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in OWC will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document approved by the SEC, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M of the Securities Exchange Act of 1934. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling stockholder that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling stockholder of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES
General

The following description of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the bylaws that will be in effect upon the closing of this offering. Copies of these documents will be filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part. The descriptions of the common stock reflect changes to our capital structure that will be in effect upon the closing of this offering.

Upon the closing of this offering, our authorized capital stock will consist of 500,000,000 shares, of which 500,000,000 will be common stock at $.001 value. As of December 31, 2016, we had 200 shareholders of record and 33,417,828 shares of common stock outstanding, par value $.001 per share.

Because some of our common stock is held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

Common Stock

Forward Stock Split

In November 2016, we effected a 3.7-for-1 forward stock split.  Upon the effectiveness of the forward stock split, every one share of outstanding common stock increased to 3.7 shares of common stock. Similarly, the number of shares of common stock into which each outstanding option and warrant to purchase common stock is exercisable increased on a 3.7-for 1 basis and the exercise price of each outstanding option and warrant to purchase common stock decreased proportionately.

The Forward Stock Split did not change the value of any stockholder's shares of common stock with the par value remaining at $0.001 or any stockholder's ownership percentage of the common stock, except for minimal changes resulting from the treatment of fractional shares. We did not issue any fractional shares as a result of the Forward Stock Split. The number of shares issued to each stockholder was rounded up to the nearest whole number if, as a result of the Forward Stock Split, the number of shares owned by any stockholder would not be a whole number.
The Forward Stock Split proportionately increased all issued and outstanding shares of our common stock, as well as common stock underlying stock options, warrants and other common stock based equity grants outstanding and the respective exercise prices were proportionately increased in accordance with the terms of the agreements governing such securities. Shares of common stock reserved for issuance upon the conversion of our convertible notes were also proportionately reduced and the respective conversion prices were proportionately increased.

Unless otherwise indicated, all references to share numbers in this prospectus filed as part of this registration statement reflects the effect of the forward stock split.

Voting Rights

Each Stockholder has one vote for each share of common stock held on all matters submitted to a vote of stockholders. A shareholder may vote in person or by proxy. Elections of directors are determined by a plurality of the votes cast and all other matters are decided by a majority of the votes cast by those Shareholders entitled to vote and present in person or by proxy.

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation and bylaws to be effective upon the closing of this offering will provide that stockholder actions may be effected at a duly called meeting of stockholders or pursuant to written consent of the majority of shareholders. A special meeting of stockholders may be called by the President, Chief Executive Officer or the Board of Directors pursuant to a resolution approved by the majority of the Board of Directors.

Dividend Rights

The holders of outstanding shares of common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board may determine, provided that required dividends, if any, on preferred stock have been paid or provided for. However, to date we have not paid or declared cash distributions or dividends on our common stock and do not currently intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain all earnings, if and when generated, to finance our operations. The declaration of cash dividends in the future will be determined by the board based upon our earnings, financial condition, capital requirements and other relevant factors.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights, and common stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders and remaining after payment to holders of preferred stock of the amounts, if any, to which they are entitled, are distributable ratably among the holders of our common stock subject to any senior class of securities.

Options and Warrants

See Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, "Securities Authorized for Issuance Under Equity Compensation Plans".

Anti-Takeover Provisions

The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us.

These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Transfer Agent and Registrar

Upon the closing of this offering, the U.S. transfer agent and registrar for our common stock will be VStock Transfer. Its' address is 18 Lafayette, Woodmere, NY 11598, USA and their telephone number and facsimile are +1 212-828-8436 and +1 646-536-3179, respectively.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws allow us to indemnify our officers, directors, employees and agents against reasonably incurred expenses (including legal fees), judgments, penalties, fines and amounts incurred in the settlement of any action, suit or proceeding if it is determined that such person conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in Blue Water's best interest, (ii) in all other cases (except criminal proceedings) that his conduct was at least not opposed to Blue Water's best interests, or (iii) in the case of any criminal proceeding, that he has not reasonable cause to believe that his conduct was unlawful.

This determination shall be made by a majority vote of directors at a meeting at which a quorum is present, provided however that the quorum can only consist of directors not parties to the proceeding.  If a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board, consisting of two or more directors who are not parties to the proceeding.  Directors who are parties to the proceeding may participate in the designation of members to serve on the committee.  If a quorum of the board or a committee cannot be established, the determination may be made (i) by independent legal counsel selected by a vote of the board of directors or committee in the manner described in this paragraph or, if a quorum cannot be obtained or a committee cannot be established, by independent legal counsel selected by a majority of the full board (including directors who are parties to the proceeding) or (ii) by a vote of the shareholders.  Any officer, director, employee or agent may seek court-ordered indemnification from the court conducting the proceeding.  The court may then determine whether such person should be entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Blue Water in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Blue Water is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 7-108-402 of the Colorado Business Corporation Act ("Act") provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the Act (unlawful distributions), or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.  Blue Water's articles of incorporation contain such a provision.

Section 7-109-103 of the Act provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan (a "Director") of the corporation and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation.

Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.  A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

LEGAL MATTERS

Kline Law Group P.C. will render a legal opinion as to the validity of the shares of the common stock to be registered hereby.

EXPERTS

Our financial statements as of and for the years ended December 31, 2015 and 2016, included in this prospectus have been audited by MJF & Associates, APC, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

 As of the effective date, we will file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m.. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The web site can be accessed at http://www.sec.gov. The internet address of the Company is http://www.puranaturalsproducts.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

PURA NATURALS, INC.
 December 31, 2016 and December 31, 2015

TABLE OF CONTENTS

PURA NATURALS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Pura Naturals, Inc.

We have audited the accompanying consolidated balance sheets of Pura Naturals, Inc. (the "Company") as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders' equity, and consolidated cash flows for the years ended December 31, 2016 and 2015. These financial statements are the responsibility of the Company`s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pura Naturals, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years ended December 31, 2016 and 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. For the years ended December 31, 2016 and 2015, the Company incurred a net loss of $1,557,796 and $1,566,232, respectively, and had negative cash flows from operations of $821,304 and $1,389,300, respectively. These factors, among others, as discussed in Note 1 to the consolidated financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 to the financial statements, the 2015 financial statements have been restated to correct a misstatement. Our Opinion is not modified with respect to this matter.

MJF & Associates
Los Angeles, California
April 28, 2017

PURA NATURALS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015
		(restated)
ASSETS

Current Assets:
Cash	$14,386	$14,797
Restricted cash	-	99,900
Accounts receivable, net	45,791	84,565
Due from related parties	31,908	-
Inventory	-	3,447
Prepaid expenses and other current assets	15,750	9,681
Total current assets	107,835	212,390

Intangible assets, net	851,719	949,779
TOTAL ASSETS	$959,554	$1,162,169

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$264,224	$256,558
Accrued expenses	196,416	2,525
Due to related parties	763,664	394,611
Deferred income	72,808	88,505
Note payable	18,068	-
Total current liabilities	1,315,180	742,199

Due to related parties	-	348,066
TOTAL LIABILITIES	1,315,180	1,090,265

Commitments and contingencies (Note 9)

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 500,000,000 shares authorized 2016 and 100,000,000 in 2015,
33,612,376 and 22,865,623 shares issued and outstanding at December 31, 2016 and 2015	33,612	22,865
Additional paid-in capital	1,956,536	837,017
Accumulated deficit	(2,345,774)	(787,978)
Total stockholders' equity (deficit)	(355,626)	71,904
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$959,554	$1,162,169

The accompanying notes are an integral part of these consolidated financial statements.

PURA NATURALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2016	2015
		(restated)

Sales	$400,465	$479,204
Cost of goods sold	233,453	191,493
Gross profit	167,012	287,711

Operating expenses:
Selling expenses	62,269	112,439
General and administrative expenses	1,517,389	1,723,986
Total operating expenses	1,579,658	1,836,425
Loss from operations	(1,412,646)	(1,548,714)

Other income (expense)
Interest expense	(145,150)	(17,518)
Total other income (expense)	(145,150)	(17,518)
Loss before provision for income taxes	(1,557,796)	(1,566,232)

Provision for income taxes	-	-

Net loss	$(1,557,796)	$(1,566,232)

Weighted average shares outstanding	27,585,344	20,783,006

Loss per share	$(0.06)	$(0.08)

The accompanying notes are an integral part of these consolidated financial statements.

PURA NATURALS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

							Total
	Members' Interest		Common Stock		Additional Paid-in	Accumulated	Stockholders' Equity
	Units	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2014	12,020,000	$(511,546)	-	$-	$-	$-	$(511,546)

Membership interests issued for services	440,500	220,250					220,250
Conversion from LLC to C Corporation	(12,460,500)	1,053,037	19,262,223	19,262	(1,072,299)		-
Common stock issued for cash			2,675,884	2,676	1,497,324		1,500,000
Common stock issued for license			927,516	927	299,073		300,000
Fair value of options		16,513			112,919		129,432
Net loss		(778,254)				(787,978)	(1,566,232)

Balance, December 31, 2015, restated	-	-	22,865,623	22,865	837,017	(787,978)	71,904

Common stock issued for services			447,533	447	278,356		278,803
Common stock issued for cash			401,427	402	304,098		304,500
Common stock issued for exercise of stock options			1,739,093	1,739	(1,739)		-
Common stock issued for convertible note payable			533,000	533	399,467		400,000
Common stock issued in connection with reverse merger			7,625,700	7,626	(27,666)		(20,040)
Fair value of options					167,003		167,003
Net loss						(1,557,796)	(1,557,796)

Balance, December 31, 2016	-	$-	33,612,376	$33,612	$1,956,536	$(2,345,774)	$(355,626)

The accompanying notes are an integral part of these consolidated financial statements.

PURA NATURALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
		(restated)

OPERATING ACTIVITIES:
Net loss	$(1,557,796)	$(1,566,232)
Adjustments to reconcile net loss to
net cash used in operating activities:
Amortization	99,635	49,817
Imputed interest	27,519	17,518
Stock-based compensation	167,003	129,432
Common stock issued for services	278,803	220,250
Change in current assets and liabilities:
Accounts receivable	38,774	(74,277)
Due from related parties	(31,908)	-
Inventory	3,447	(2,667)
Prepaid expenses and other assets	(6,069)	(9,681)
Accounts payable	(12,374)	76,110
Accrued expenses	193,891	25
Due to related parties	(6,532)	(214,092)
Deferred income	(15,697)	(15,503)
Net cash used in operating activities	(821,304)	(1,389,300)

INVESTING ACTIVITIES:
Payment for intangible assets	(1,575)	(450)
(Increase)/decrease in restricted cash	99,900	(99,900)
Net cash provided by (used in) investing activities	98,325	(100,350)

FINANCING ACTIVITIES:
Proceeds from sale of common stock	304,500	1,500,000
Proceeds from issuance of convertible note payable	400,000	-
Proceeds from issuance of note payable	30,000	-
Payments on note payable	(11,932)	-
Net cash provided by financing activities	722,568	1,500,000

NET INCREASE (DECREASE) IN CASH	(411)	10,350

CASH, BEGINNING OF YEAR	14,797	4,447

CASH, END OF YEAR	$14,386	$14,797

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for convertible note payable	$400,000	$-
Common stock issued for license	$300,000	$-
Increase in due to related party for license	$696,346	$-

The accompanying notes are an integral part of these consolidated financial statements.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Pura Naturals, Inc. (formerly Yummy Flies, Inc.) (the "Company" or "Pura - CO") was incorporated under the laws of the State of Colorado on December 26, 2005.  On November 17, 2016, the Company changed its name from Yummy Flies, Inc. to Pura Naturals, Inc.

Pura Naturals, Inc., ("Pura - DE") was incorporated on April 20, 2015 under the laws of the state of Delaware.  Prior to incorporating in Delaware, the Company was incorporated on October 21, 2013 under the laws of the state of Nevada as a limited liability company.  On June 30, 2015, the Company exchanged membership interests in the Nevada company for common stock of the Delaware company.

Effective July 18, 2016, the Company and Pura - DE entered into a share exchange agreement by and among the Company, Pura – DE and certain stockholders of Pura - DE.  Pursuant to the share exchange agreement, the Company exchanged the outstanding common and preferred stock of Pura - DE for shares of common stock of the Company.  On the closing date, the Company issued 23,187,876 shares of common stock to the Pura - DE.   In addition, shares issuable under outstanding options of Pura - DE will be exercisable into shares of common stock of Company, pursuant to the terms of such instruments. At the closing date, Robert Lee, the holder of 30,536,100 shares of the Company's common stock, agreed to cancelation of such shares leaving 7,625,700 shares issued and outstanding.  Upon completion of the foregoing transactions, the Company had 30,813,576 shares of common stock issued and outstanding.  As a result of the share exchange agreement and the other transactions contemplated thereunder, Pura - DE is now a wholly owned subsidiary of the Company.

The exchange of shares with Pura - DE was accounted for as a reverse acquisition under the purchase method of accounting since Pura - DE obtained control of the Company. Accordingly, the merger of Pura - DE into the Company was recorded as a recapitalization of Pura - DE, Pura - DE being treated as the continuing entity. The historical financial statements presented are the financial statements of Pura - DE. The share exchange agreement was treated as a recapitalization and not as a business combination; therefore, no pro forma information is disclosed. At the date of this transaction, the net liabilities of the legal acquirer, Pura - CO, were $20,040.

The Company is engaged in the marketing and sales of consumer products through the use of direct sales, brokers and distributors to wholesalers, mass merchandisers, retail stores and on the internet.

Stock Split

On November 17, 2016, the Company affected a 3.7 to 1 forward stock split.  All share and per share information was retroactively restated to reflect this forward stock split.

Going Concern

These consolidated financial statements ("CFS") were prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the Company obtaining necessary equity and debt financing until it can generate sustainable revenue. There is no guarantee the Company will be able to raise adequate equity or debt financing or generate profitable operations. For 2016 and 2015, the Company incurred net losses of $1,557,796 and $1,566,232, respectively, and had negative cash flows from operations of $821,304 and $1,389,300, respectively. These CFS do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management intends to raise additional funds through equity or debt financing and to generate cash from the sale of the Company's products resulting from waste conversion of selected feedstocks and services from water remediation.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 – Summary of Significant Accounting Policies

Accounting Method

The Company's CFS are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Principles of Consolidation

The accompanying CFS include the accounts of the Company and its wholly-owned subsidiary, PURA - DE, and have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").  All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. As of December 31, 2016 and 2015, the Company did not have any cash equivalents.

Restricted Cash

At December 31, 2015, the Company was required to maintain a separate bank account with a financial institution as collateral for a Company credit card.  In March 2016, the Company canceled the credit card and the balance is the restricted account became available to the Company.

Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 30-90 days after the issuance of the invoice and typically would be considered past due when the term expires. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.  The Company's allowance for doubtful accounts was $0 and $0 at December 31, 2016 and 2015, respectively.

Inventory

Inventory is valued at the lower of the inventory's cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower.  At December 31, 2016, all of the inventory was finished goods inventory.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 – Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangible assets consist of a license with a related party and amounts paid to obtain trademarks.  Intangible assets are being amortized over 120 months.

Long-Lived Assets

The Company applies ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2016 and 2015, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

As of December 31, 2016 and 2015, respectively, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 – Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue from sales of consumer products to wholesalers, mass merchandisers and retail stores. The Company's revenue recognition policies comply with FASB ASC Topic 605. Revenue is recognized at the date of delivery to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred income.
Deferred Income

In some instances, the Company receives payments prior to delivery of its products, whereupon such revenues are deferred until the revenue recognition criteria are met.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee's requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. There were 0 and 1,109,363 options outstanding as of December 31, 2016 and 2015, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

Prior to July 1, 2015, the Company was a limited liability company and was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to its members in accordance with their respective percentage ownership. As such, no recognition of federal or state income taxes for the Company was provided for the period from January 1, 2015 to June 30, 2015, in the accompanying CFS.

Basic and Diluted Earnings (Loss) Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share ("EPS") is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were 1,156,250 and 1,713,206 potentially dilutive securities outstanding during 2016 and 2015, respectively.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board ("FASB") issued an Accounting Standards Update ("ASU") 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its CFS.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted.  The Company is in the process of evaluating the impact of this accounting standard update on its CFS.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its CFS.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted.  The Company is in the process of evaluating the impact of this accounting standard update on its CFS.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its CFS.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements.  ASU 2014-15 requires management to perform interim and annual assessments of an entity's ability to continue as a going concern within one year of the date the financial statements are issued.  An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity's ability to continue as a going concern.  ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter.  Early adoption is permitted.  The Company is currently evaluating the impact of the adoption of ASU 2014-15 on the Company's CFS.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 2 – Summary of Significant Accounting Policies (continued)

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017.   Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein.  Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.  The Company is in the process of evaluating the impact of ASU 2014-09 on the Company's CFS.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future CFS.

Note 3 – Intangible Assets

The following are the details of intangible assets at December 31, 2016 and 2015:

	December 31,	December 31,
	2016	2015
License	$996,346	$996,346
Trademark	4,825	3,250
	1,001,171	999,596
Less accumulated amortization	(149,452)	(49,817)
Intangible assets, net	$851,719	$949,779

Amortization expense for 2016 and 2015 was $99,635 and $49,817, respectively.

The following summarizes estimated future amortization expense as of December 31, 2016 related to intangible assets:

Years ending December 31,
2017	$100,117
2018	100,117
2019	100,117
2020	100,117
2021	100,117
Thereafter	351,134
$851,719

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 4 –Related Party Transactions

The Company has balances outstanding that are due from affiliated companies and payable to affiliated companies.  These amounts are payable upon demand and are non-interest bearing.  At December 31, 2016 and 2015, the amounts due from related parties was $31,908 and $0, respectively.  At December 31, 2016 and 2015, the amounts due to related parties was $763,664 and $742,677, respectively.

During 2015, the Company entered into a license agreement for 10 years with Advanced Innovative Recovery Technologies, Inc. a stockholder of the Company.  In connection with the license, the Company issued 927,516 shares of common stock and agreed to pay $375,000 on each of June 30, 2016 and 2017.  The value of the common stock of $300,000 was based on recent sales of the Company's common stock.  The value of the license is $996,346 which equals the common stock issued that was valued at $300,000 plus $696,346, the present value of the two payments of $375,000.  The Company has not made the $375,000 payment that was due June 30, 2016; as a result, the Company has accrued interest on the unpaid balance at the rate of 5% per month.

Note 5 – Convertible Note Payable

On June 2, 2016, the Company entered into convertible note payable agreement for $400,000 with an investor of which $200,000 was funded in June 2016 and $200,000 in July 2016.  The convertible note is unsecured, bears interest at 4%, and was due December 31, 2016.  The convertible note payable contains a provision that allows the note holder to convert the outstanding balance into shares of the Company's common stock at $0.75 per share.  The Company determined the convertible note payable did not contain a beneficial conversion feature as the conversion price was greater than Company's current stock price.  As of December 31, 2016, the entire convertible note of $400,000 was converted into 533,000 shares of the Company's common stock.

Note 6 – Note Payable

During 2016 the Company issued a note for $30,000.  The note payable accrues interest at 74% per annum requires daily payments of $163, is due on August 10, 2017 and is secured by a personal guarantee of a former officer. At December 31, 2016, the balance outstanding was $18,068.

Note 7 – Members' Interest/Stockholders' Equity

Members' Interest

During 2015, the Company issued 440,500 units to employees and consultants for services that were valued at $220,250.  The value of the units issued for services was based on the most recent sale of the Company's membership units for cash.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 7 – Members' Interest/Stockholders' Equity (continued)

Common stock

During 2016, the Company issued shares of common stock as follows:

•	447,533 shares for services valued at $278,803. The shares were valued based on the Company's stock price at the date of issuance;

•	401,427 shares for cash of $304,500;

•	1,739,093 shares upon the exercise of stock options;

•	533,000 shares for the conversion of a convertible note payable; and

•	7,625,700 shares in connection with the reverse merger transaction described in Note 1.

During 2015, the Company issued shares of common stock as follows:

•	19,262,223 shares for 12,460,500 membership units;

•	2,675,884 shares for cash of $1,500,000; and

•	927,516 shares for a license agreement.

Stock options

The following is a summary of stock option activity:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Options	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2014	1,461,695	0.003	*	$468,202
Granted	251,511	0.003
Forfeited	0
Exercised	0
Outstanding, December 31, 2015	1,713,206	0.003	*	$959,229
Granted	1,690,887	0.001
Forfeited	(508,750)	0.001
Exercised	(1,739,093)	0.003
Outstanding, December 31, 2016	1,156,250	0.001	4.59	$2,554,156
Exercisable, December 31, 2016	231,250	0.001	4.59	$510,831

* - the options do not have an expiration date

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 7 – Members' Interest/Stockholders' Equity (continued)

The exercise price for options outstanding at December 31, 2016:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Options	Price	Options	Price
1,156,250	$0.001	231,250	$0.001

For options granted during 2016 and 2015 where the exercise price was less than the stock price at the date of the grant, the weighted-average fair value of such options was $0.65 and $0.51 per share, respectively, and the weighted-average exercise price of such options was $0.001 and $0.003, respectively.  No options were granted during 2016 and 2015 where the exercise price was equal to or greater than the stock price at the date of grant.

The fair value of the stock options is being amortized to stock option expense over the vesting period. The Company recorded stock option expense of $167,003 and $129,432 during 2016 and 2015, respectively. At December 31, 2016, the unamortized stock option expense was $601,012 which will be amortized to expense through June 30, 2019.

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted in 2016 and 2015 are as follows:

Risk-free interest rate	1.07 - 1.74%
Expected life of the options	2.5 years
Expected volatility	350%
Expected dividend yield	0%

Note 8 – Income Taxes

Prior to July 1, 2015 the Company was a limited liability company and was treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to its members in accordance with their respective percentage ownership. As such, no recognition of federal or state income taxes for the Company was provided for the period from January 1, 2015 to June 30, 2015.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of December 31, 2016 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its new business model.  Because of the impacts of the valuation allowance, there was no income tax expense or benefit for 2016 and 2015.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 8 – Income Taxes (continued)

A reconciliation of the differences between the effective and statutory income tax rates for year ended December 31, 2016 and 2015:

	2016		2015
	Amount	Percent	Amount	Percent

Federal statutory rates	$(529,651)	34.0%	$(532,519)	34.0%
State income taxes	(77,890)	5.0%	(78,312)	5.0%
Pass through loss to LLC members	-	0.0%	303,519	-19.4%
Stock compensation	173,864	-11.2%	44,039	-2.8%
Valuation allowance against net deferred tax assets	433,677	-27.8%	263,273	-16.8%
Effective rate	$-	0.0%	$-	0.0%

At December 31, 2016 and 2015, the significant components of the deferred tax assets are summarized below:

	2016	2015
Deferred income tax asset
Net operating loss carryforwards	$696,949	$263,273
Total deferred income tax asset	696,949	263,273
Less: valuation allowance	(696,949)	(263,273)
Total deferred income tax asset	$-	$-

The Company recorded as of December 31, 2016 and 2015 a valuation allowance of $696,949 and $263,273, respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company's lack of profitable operating history.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2016 and 2015.

The Company has net operating loss carry-forwards of approximately $1,787,000 as of December 31, 2016. Such amounts are subject to IRS code section 382 limitations and expire in 2030. The 2014 to 2016 tax years are still subject to audit.  As a limited liability company, through June 30, 2015, in the event of an examination of the Company's tax return for the periods prior to July 1, 2015, the tax liability of the members could be changed if an adjustment in the Company's income (loss) is ultimately sustained by the taxing authorities.

Note 9 – Commitments and Contingencies

From time to time, the Company is involved in routine litigation that arises in the ordinary course of business. There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company's financial position. The Company maintains a head office at 23101 Lake Center Drive, Suite 100, Lake Forest, CA 92630.  This property is leased until 3/31/2018 at a rate of $ 2,636.12 / per month.

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 10 – Restatement of Previously Issued Financial Statements

During 2015, the Company entered into a license agreement with a related party that was not originally reflected in its previously issued financial statements.

The following tables present the restated financial statements as of and for the year ended December 31, 2015. All the adjustments are a result of recording the license agreement entered into in 2015.

CONSOLIDATED BALANCE SHEET
As of December 31, 2015

	As Originally
	Presented	Restatement	As Restated

ASSETS

Current Assets:
Cash	$14,797	$-	$14,797
Restricted cash	99,900	-	99,900
Accounts receivable, net	84,565	-	84,565
Inventory	3,447	-	3,447
Prepaid expenses and other current assets	9,681	-	9,681
Total current assets	212,390	-	212,390

Intangible assets, net	3,250	946,529	949,779
TOTAL ASSETS	$215,640	$946,529	$1,162,169

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$256,558	$-	$256,558
Accrued expenses	2,525	-	2,525
Due to related parties	28,813	365,798	394,611
Deferred income	88,505	-	88,505
Total current liabilities	376,401	365,798	742,199

Due to related parties	-	348,066	348,066
TOTAL LIABILITIES	376,401	713,864	1,090,265

STOCKHOLDERS' DEFICIT
Common stock	21,938	927	22,865
Additional paid-in capital	537,944	299,073	837,017
Accumulated deficit	(720,643)	(67,335)	(787,978)
Total stockholders' deficit	(160,761)	232,665	71,904
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$215,640	$946,529	$1,162,169

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 10 – Restatement of Previously Issued Financial Statements (continued)

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2015

	As Originally
	Presented	Restatement	As Restated

Sales	$479,204	$-	$479,204
Cost of goods sold	191,493	-	191,493
Gross profit	287,711	-	287,711

Operating expenses:
Selling expenses	112,439	-	112,439
General and administrative expenses	1,674,169	49,817	1,723,986
Total operating expenses	1,786,608	49,817	1,836,425
Loss from operations	(1,498,897)	(49,817)	(1,548,714)

Other income (expense)
Interest expense	0	(17,518)	(17,518)
Total other income (expense)	0	(17,518)	(17,518)
Loss before provision for income taxes	(1,498,897)	(67,335)	(1,566,232)

Provision for income taxes	-	-	-

Net loss	$(1,498,897)	$(67,335)	$(1,566,232)

PURA NATURALS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 10 – Restatement of Previously Issued Financial Statements (continued)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2015

	As Originally
	Presented	Restatement	As Restated

OPERATING ACTIVITIES:
Net loss	$(1,498,897)	$(67,335)	$(1,566,232)
Adjustments to reconcile net loss to
net cash used in operating activities:
Amortization	-	49,817	49,817
Imputed interest	-	17,518	17,518
Stock-based compensation	129,432	-	129,432
Common stock issued for services	220,250	-	220,250
Change in current assets and liabilities:		-
Accounts receivable	(74,277)	-	(74,277)
Inventory	(2,667)	-	(2,667)
Prepaid expenses and other assets	(9,681)	-	(9,681)
Accounts payable	76,110	-	76,110
Accrued expenses	25	-	25
Due to related parties	(214,092)	-	(214,092)
Deferred income	(15,503)	-	(15,503)
Net cash used in operating activities	(1,389,300)	-	(1,389,300)

INVESTING ACTIVITIES:
Payment for intangible assets	(450)	-	(450)
Increase in restricted cash	(99,900)	-	(99,900)
Net cash used in investing activities	(100,350)	-	(100,350)

FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,500,000	-	1,500,000
Net cash provided by financing activities	1,500,000	-	1,500,000

NET INCREASE IN CASH	10,350	-	10,350

CASH, BEGINNING OF PERIOD	4,447	-	4,447

CASH, END OF PERIOD	$14,797	$-	$14,797

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by us in connection with this offering.  All amounts are estimates except for the registration fee.

Accounting and audit fees	$15,000
Legal fees and expenses	$20,000
Printing and engraving expenses	$2,500
SEC registration fee	$435
Transfer agent fees	$1,500
Total	$39,435

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including reasonable attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under Colorado law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

In July 2016, the Company entered into the Share Exchange Agreement with accredited investors. Pursuant to this agreement, we issued  6,267,000 shares of our Common Stock in exchange for 100% of the shares of common stock of PURA.

From July through December 2016, the Company entered into a series of stock purchase agreements with accredited investors for the sale of an aggregate of 377,242 shares of its common stock for $299,500.

Unless otherwise set forth above, the securities described above were not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Date of Issuance	Shares Issued	Value ($)

June 30, 2016	15,460	10,000
July 20, 2016	27,055	17,500
July 21, 2016	38,650	25,000
July 26, 2016	15,460	10,000
August 2, 2016	38,650	25,000
August 4, 2016	19,325	12,500
August 19, 2016	7,730	5,000
August 31, 2016	7,730	5,000
September 9, 2016	10,000	10,000
September 12, 2016	5,000	5,000
September 12, 2016	2,000	2,000
September 15, 2016	4,000	4,000
September 16, 2016	2,500	2,500
September 20, 2016	10,000	10,000
September 22, 2016	5,000	5,000
September 27, 2016	23,190	15,000
September 29, 2016	46,380	30,000
December 16, 2015	50,000	50,000
December 22, 2016	31,818	35,000
December 22, 2016	10,000	11,000
December 30, 2016	3,448	5,000
December 30, 2016	3,846	5,000
Totals	377,242	299,500

Purchases of Our Equity Securities

No repurchases of our common stock were made during 2016.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The listed exhibits are filed with this Registration Statement:

Exhibit No.	Description
3.1	Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Registrant's Registration Statement on Form S-1 filed with the SEC on December 15, 2010)
3.2	Articles of Amendment to Articles of Incorporation ( incorporated herein by reference from Exhibit 3.4 to Registrant's Registration Statement on Form S-1 filed with the SEC on December 15, 2010)
3.3	Articles of Amendment of Amended Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to Registrant's Current Report on Form 8-K filed with the SEC on November 21, 2106).
3.4	By-Laws (incorporated herein by reference from Exhibit 3.2 to Registrant's Registration Statement on Form S-1 filed with the SEC on December 15, 2010)
10.1
Form of Share Exchange Agreement, effective as of July 18, 2016, by and among Yummy Flies, Inc., PURA Naturals, Inc. and shareholders of PURA Naturals, Inc. (incorporated herein by reference from Exhibit 2.1 to Registrant's Current Report on Form 8-K filed with the SEC on July 26, 2106).

5.1	Legal Opinion of Kline Law Group, P.C.
10.2
Form of Securities Purchase Agreement dated April 7, 2017, by and between Mammoth Corporation and PURA Naturals, Inc. ((incorporated herein by reference from Exhibit 10.1 to Registrant's Current Report on Form 8-K filed with the SEC on April 26, 2107).

10.3
Form of Registration Rights Agreement dated April 7, 2017, by and between Mammoth Corporation and PURA Naturals, Inc. (incorporated herein by reference from Exhibit 10.2 to Registrant's Current Report on Form 8-K filed with the SEC on April 26, 2107).

10.4
Form of Security Agreement dated April 7, 2017, by and between Robert Doherty, Robert Switzer, and Mammoth Corporation (incorporated herein by reference from Exhibit 10.4 to Registrant's Current Report on Form 8-K filed with the SEC on April 26, 2107).

10.5
Convertible Promissory Note Due Nine Months After Issuance Date dated April 7, 2017, by and between Mammoth Corporation and PURA Naturals, Inc. (incorporated herein by reference from Exhibit 10.3 to Registrant's Current Report on Form 8-K filed with the SEC on April 26, 2107).

23.1	Consent of MJ F & Associated, APC, Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (filed herewith in Exhibit 5.1)

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

b)        Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c)        Include any additional or changed material information on the plan of distribution.

2)        To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3)        To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4)        For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a)       Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

c)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

d)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in  the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUR NATURALS, INC

	By:	/s/ Robert Doherty
Robert Doherty
Chief Executive Officer
(Principal Executive Officer)
Date: July 12, 2017

	By:	/s/ Akio Ariura
Akio Ariura
Chief Financial Officer
(Principal Financial and Accounting Officer)
Date: July12, 2017

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Doherty, Robert Switzer and Akio Ariura, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-1 and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ Robert Doherty	Chief Executive Officer and Director	July 12, 2017
Robert Doherty	(Principal Executive Officer)

/s/ Akio Ariura	Chief Financial Officer	July 12, 2017
Akio Ariura	(Principal Financial and Accounting Officer)

/s/ Robert Switzer	Secretary and Director	July 12, 2017
Robert Switzer